EXHIBIT 2

                               AGREEMENT AND PLAN
                                    OF MERGER
                                  BY AND AMONG
                       CITIZENS SOUTH BANKING CORPORATION
                               CITIZENS SOUTH BANK
                                       AND
                                  TRINITY BANK




                                  MAY 25, 2005


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

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS.....................................................................................2
         1.1.     Certain Definitions.............................................................................2
ARTICLE II THE MERGER.............................................................................................8
         2.1.     Merger..........................................................................................8
         2.2.     Closing; Effective Time.........................................................................9
         2.3.     Charter and Bylaws..............................................................................9
         2.4.     Directors and Officers of Surviving Corporation.................................................9
         2.5.     Additional Directors of Citizens South and Citizens South Bank..................................9
         2.6.     Effects of the Merger...........................................................................9
         2.7.     Tax Consequences................................................................................9
         2.8.     Possible Alternative Structures................................................................10
         2.9.     Additional Actions.............................................................................10
ARTICLE III CONVERSION OF SHARES.................................................................................11
         3.1.     Conversion of Trinity Bank Common Stock; Merger Consideration..................................11
         3.2.     Election Procedures............................................................................12
         3.3.     Procedures for Exchange of Trinity Bank Common Stock...........................................15
         3.4.     Treatment of Trinity Bank Options and Trinity Bank Warrants....................................17
         3.5.     Reservation of Shares..........................................................................18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TRINITY BANK........................................................18
         4.1.     Standard.......................................................................................18
         4.2.     Organization...................................................................................18
         4.3.     Capitalization.................................................................................19
         4.4.     Authority; No Violation........................................................................20
         4.5.     Consents.......................................................................................21
         4.6.     Financial Statements...........................................................................21
         4.7.     Taxes..........................................................................................22
         4.8.     No Material Adverse Effect.....................................................................22
         4.9.     Material Contracts; Leases; Defaults...........................................................22
         4.10.    Ownership of Property; Insurance Coverage......................................................24
         4.11.    Legal Proceedings..............................................................................25
         4.12.    Compliance With Applicable Law.................................................................25
         4.13.    Employee Benefit Plans.........................................................................26
         4.14.    Brokers, Finders and Financial Advisors........................................................29
         4.15.    Environmental Matters..........................................................................29
         4.16.    Loan Portfolio.................................................................................31
         4.17.    Securities Documents...........................................................................32
         4.18.    Related Party Transactions.....................................................................32
         4.19.    Deposits.......................................................................................33
         4.20.    Antitakeover Provisions Inapplicable; Required Vote............................................33
         4.21.    Registration Obligations.......................................................................33
         4.22.    Risk Management Instruments....................................................................33
         4.23.    Fairness Opinion...............................................................................33
         4.24.    Intellectual Property..........................................................................34
         4.25.    Trust Accounts.................................................................................34
         4.26.    Labor Matters..................................................................................34

                                       (i)

         4.27.    Trinity Bank Information.......................................................................34
ARTICLE V REPRESENTATIONS AND WARRANTIES OF CITIZENS SOUTH AND CITIZENS SOUTH BANK...............................35
         5.1.     Standard.......................................................................................35
         5.2.     Organization...................................................................................35
         5.3.     Capitalization.................................................................................36
         5.4.     Authority; No Violation........................................................................36
         5.5.     Consents.......................................................................................37
         5.6.     Financial Statements...........................................................................38
         5.7.     Taxes..........................................................................................38
         5.8.     No Material Adverse Effect.....................................................................39
         5.9.     Ownership of Property; Insurance Coverage......................................................39
         5.10.    Legal Proceedings..............................................................................39
         5.11.    Compliance With Applicable Law.................................................................40
         5.12.    Employee Benefit Plans.........................................................................41
         5.13.    Environmental Matters..........................................................................42
         5.14.    Loan Portfolio.................................................................................43
         5.15.    Securities Documents...........................................................................44
         5.16.    Deposits.......................................................................................44
         5.17.    Antitakeover Provisions Inapplicable...........................................................44
         5.18.    Brokers, Finders and Financial Advisors........................................................44
         5.19.    Citizens South Common Stock....................................................................44
         5.20.    Certain Agreements.............................................................................45
ARTICLE VI COVENANTS OF TRINITY BANK.............................................................................45
         6.1.     Conduct of Business............................................................................45
         6.2.     Current Information............................................................................50
         6.3.     Access to Properties and Records...............................................................51
         6.4.     Financial and Other Statements.................................................................51
         6.5.     Maintenance of Insurance.......................................................................52
         6.6.     Disclosure Supplements.........................................................................52
         6.7.     Consents and Approvals of Third Parties........................................................52
         6.8.     All Reasonable Efforts.........................................................................53
         6.9.     Failure to Fulfill Conditions..................................................................53
         6.10.    No Solicitation................................................................................53
         6.11.    Reserves and Merger-Related Costs..............................................................54
ARTICLE VII COVENANTS OF CITIZENS SOUTH AND CITIZENS SOUTH BANK..................................................55
         7.1.     Conduct of Business............................................................................55
         7.2.     Current Information and Consultation...........................................................55
         7.3.     Financial and Other Statements.................................................................55
         7.4.     Disclosure Supplements.........................................................................56
         7.5.     Consents and Approvals of Third Parties........................................................56
         7.6.     All Reasonable Efforts.........................................................................56
         7.7.     Failure to Fulfill Conditions..................................................................56
         7.8.     Employee Benefits..............................................................................56
         7.9.     Directors and Officers Indemnification and Insurance...........................................59
         7.10.    Stock Listing..................................................................................60

                                      (ii)

         7.11.    Stock and Cash Reserve.........................................................................61
         7.12.    Communications to Trinity Bank Employees; Training.............................................61
         7.13.    Appointment to Citizens South Board of Directors and Citizens South Bank Board of Directors....61
ARTICLE VIII REGULATORY AND OTHER MATTERS........................................................................61
         8.1.     Meeting of Shareholders........................................................................61
         8.2.     Proxy Statement-Prospectus; Merger Registration Statement......................................62
         8.3.     Regulatory Approvals...........................................................................63
         8.4.     Affiliates.....................................................................................63
ARTICLE IX CLOSING CONDITIONS....................................................................................63
         9.1.     Conditions to Each Party's Obligations under this Agreement....................................63
         9.2.     Conditions to the Obligations of Citizens South and Citizens South Bank under this Agreement...65
         9.3.     Conditions to the Obligations of Trinity Bank under this Agreement.............................66
ARTICLE X THE CLOSING............................................................................................66
         10.1.    Time and Place.................................................................................66
         10.2.    Deliveries at the Pre-Closing and the Closing..................................................67
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.....................................................................67
         11.1.    Termination....................................................................................67
         11.2.    Effect of Termination..........................................................................69
         11.3.    Amendment, Extension and Waiver................................................................70
ARTICLE XII MISCELLANEOUS........................................................................................70
         12.1.    Confidentiality................................................................................70
         12.2.    Public Announcements...........................................................................71
         12.3.    Survival.......................................................................................71
         12.4.    Notices........................................................................................71
         12.5.    Parties in Interest............................................................................72
         12.6.    Complete Agreement.............................................................................72
         12.7.    Counterparts...................................................................................72
         12.8.    Severability...................................................................................72
         12.9.    Governing Law..................................................................................73
         12.10.   Interpretation.................................................................................73
         12.11.   Specific Performance...........................................................................73
         12.12.   Waiver of Trial by Jury........................................................................73


Exhibit A         Form of Voting Agreement
Exhibit B         Affiliates Agreement

                                      (iii)

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of May 25, 2005, by and among Citizens South Banking Corporation, a Delaware corporation ("Citizens South"), Citizens South Bank, a Federal savings bank and the wholly owned subsidiary of Citizens South, and Trinity Bank, a North Carolina chartered bank.

         WHEREAS, the Board of Directors of each of Citizens South and Trinity Bank (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders or shareholders, as the case may be, and
(ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

         WHEREAS, in accordance with the terms of this Agreement, Trinity Bank will merge with and into Citizens South Bank, the wholly owned subsidiary of Citizens South (the "Merger"), with Citizens South Bank the surviving institution; and

         WHEREAS, as a condition to the willingness of Citizens South and Citizens South Bank to enter into this Agreement, each of the directors of Trinity Bank have entered, or will, promptly after the date hereof, enter into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Citizens South (the "Voting Agreement"), pursuant to which each such director has agreed, or will agree, among other things, to vote all shares of common stock of Trinity Bank owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

         WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE I
                               CERTAIN DEFINITIONS

         1.1.     Certain Definitions.

         As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any affiliate of such executive officer or director.

         "Agreement" means this agreement, and any amendment hereto.

         "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC and the Commissioner, which regulates Citizens South, Citizens South Bank and Trinity Bank, as the case may be.

         "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

         "Cash Election" shall have the meaning set forth in Section 3.2.2.

         "Cash/Stock Consideration" shall have the meaning set forth in Section 3.1.3.

         "Cash  Election  Shares"  shall have the  meaning  set forth in Section
3.2.1.

         "Certificate" shall mean a certificate evidencing shares of Trinity Bank Common Stock.

         "Citizens South" shall mean Citizens South Banking Corporation, a Delaware corporation, with its principal executive offices located at 519 South New Hope Road, Gastonia, North Carolina.

         "Citizens South Bank" shall mean Citizens South Bank, a federally chartered stock savings bank, with its principal offices located at 519 South New Hope Road, Gastonia, North Carolina, which is a wholly owned subsidiary of Citizens South.

         "Citizens South Bank Common Stock" shall mean the common stock, par value $1.00 per share, of Citizens South Bank.

         "Citizens South Common Stock" shall mean the common stock, par value $.01 per share, of Citizens South.

         "Citizens South DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Citizens South to Trinity Bank specifically referring to the appropriate section of this Agreement.

         "Citizens South Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Citizens South as of December 31, 2004 and 2003 and the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Citizens South for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in Citizens South's annual report on Form 10-K for the year ended December 31, 2004, and (ii) the unaudited interim consolidated financial statements of Citizens South as of the end of each calendar quarter following December 31, 2004, and for the periods then ended, as filed by Citizens South in its Securities Documents.

         "Citizens South Stock Benefit Plans" shall mean the 1999 and 2003 Stock Option Plans and the 2003 Recognition and Retention Plan.

         "Citizens South Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Citizens South or Citizens South Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Citizens South Bank.

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commissioner" shall mean the North Carolina Commissioner of Banks.

         "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

         "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.2 as the effective time of the Merger.

         "Election Deadline" shall have the meaning set forth in Section 3.2.3.

         "Election Form" shall have the meaning set forth in Section 3.2.2.

         "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

         "Environmental Laws" shall mean any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean Registrar and Transfer Company, or such other bank or trust company or other agent designated by Citizens South, which shall act as agent for Citizens South in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

         "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

         "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of Atlanta.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" shall mean accounting principles generally accepted in the United States of America.

         "Governmental   Entity"   shall  mean  any  Federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "IRS" shall mean the United States Internal Revenue Service.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are actually known or reasonably should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

         "Material Adverse Effect" shall mean, with respect to Citizens South or Trinity Bank, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Citizens South and its Subsidiaries taken as a whole, or Trinity Bank and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Trinity Bank, on the one hand, or Citizens South or Citizens South Bank, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions and their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and/or their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) execution of this Agreement or the consummation of the transactions contemplated hereby, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Citizens South Disclosure Schedules and the Trinity Bank Disclosure Schedules), and (e) any change in the value of the securities or loan portfolio of Citizens South or Trinity Bank, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of Trinity Bank with and into Citizens South Bank, with Citizens South Bank as the surviving institution.

         "Merger Consideration" shall mean the cash or Citizens South Common Stock, or combination thereof, in an aggregate per share amount to be paid by Citizens South for each share of Trinity Bank Common Stock, as set forth in
Section 3.1.

         "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Citizens South Common Stock to be offered to holders of Trinity Bank Common Stock in connection with the Merger.
         "Merging Institutions" shall collectively mean Trinity Bank and Citizens South Bank.

         "Mixed Election" shall have the meaning set forth in Section 3.2.2.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq" shall mean the Nasdaq National Market.

         "Non-Election" shall have the meaning set forth in Section 3.2.2.

         "Non-Election  Shares"  shall  have the  meaning  set forth in  Section
3.2.1.

         "Option Payment" shall have the meaning set forth in Section 3.4.

         "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Proxy  Statement-Prospectus"  shall  have  the  meaning  set  forth in
Section 8.2.1.

         "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

         "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger and the related transactions contemplated by this Agreement.

         "Representative" shall have the meaning set forth in Section 3.2.2.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments (i) which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, (ii) provide for compensation based on the equity appreciation of its capital stock, (iii) which grant the right to receive dividends or distributions of cash or securities of any kind, or (iv) which grant the right to vote, purchase or receive securities of any kind.

         "SBA" shall mean the Small Business Administration or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Shortfall Number" shall have the meaning set forth in Section 3.2.5.

         "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Stock  Consideration"  shall  have the  meaning  set forth in  Section
3.1.3.

         "Stock Conversion Number" shall have the meaning set forth in Section 3.2.1.

         "Stock Election Shares" shall have the meaning set forth in Section 3.2.1.

         "Stock Election Number" shall have the meaning set forth in Section 3.2.1.

         "Stock Election" shall have the meaning set forth in Section 3.2.2.

         "Surviving  Corporation"  shall have the  meaning  set forth in Section
2.1.

         "Termination Date" shall mean December 31, 2005.

         "Trinity Bank" shall mean Trinity Bank, a North Carolina chartered bank, with its principal offices located at 310 West Franklin Street, Monroe, North Carolina.

         "Trinity Bank Common Stock" shall mean the common stock, par value $3.50 per share, of Trinity Bank.

         "Trinity Bank DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Trinity Bank to Citizens South specifically referring to the appropriate section of this Agreement.

         "Trinity Bank Financial Statements" shall mean (i) the audited balance sheets (including related notes and schedules, if any) of Trinity Bank as of December 31, 2004 and 2003 and the statements of income, changes in shareholders'  equity and cash flows (including related notes and schedules,  if any) of Trinity Bank for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in Trinity Bank's annual report on Form 10-KSB for the year ended December 31, 2004 and (ii) the unaudited interim financial statements of Trinity Bank as of the end of each calendar quarter following December 31, 2004 and for the periods then ended, as filed by Trinity Bank in its Securities Documents.

         "Trinity Bank Option" shall mean an option to purchase shares of Trinity Bank Common Stock granted pursuant to the Trinity Bank Stock Option Plans and outstanding as of the date hereof, as set forth in Trinity Bank DISCLOSURE SCHEDULE 3.4.

         "Trinity Bank Stock Option Plans" shall mean the Trinity Bank Employee Stock Option Plan and the Trinity Bank Director Stock Option Plan.

         "Trinity Bank Regulatory Reports" means the Call Reports of Trinity Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), as filed with the FDIC with respect to each calendar quarter beginning with the quarter ended March 31, 2003, through the Closing Date.

          "Trinity Bank Shareholders Meeting" shall have the meaning set forth in Section 8.1.1.

         "Trinity Bank Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Trinity Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Trinity Bank.

         "Trinity Bank Warrants" shall mean warrants to purchase shares of Trinity Bank Common Stock, as set forth in Trinity Bank DISCLOSURE SCHEDULE 3.4.

         "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

         2.1. Merger. Subject to the terms and conditions of this Agreement, at the Effective Time:

                  2.1.1. Trinity Bank shall merge with and into Citizens South Bank, with Citizens South Bank as the resulting or surviving corporation under the name "Citizens South Bank" (the "Surviving Corporation") and the separate existence of Trinity Bank shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Trinity Bank shall be vested in and assumed by Citizens South Bank. The Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of Trinity Bank and shall have succeeded to all of its relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Corporation.

                  2.1.2. All deposit accounts of Trinity Bank shall be and become deposit accounts in the Surviving Corporation without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Corporation shall be provided by the Surviving Corporation to each deposit account holder of Trinity Bank, as necessary, after consummation of the Merger.

                  2.1.3. All deposit accounts of Citizens South Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Corporation after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

                  2.1.4. Citizens South Bank shall continue as a savings association chartered and regulated by the OTS. The principal office of Citizens South Bank shall continue to be 519 South New Hope Road, Gastonia, North Carolina after the Effective Time. The former offices of Trinity Bank will be operated as offices of Citizens South Bank immediately following the Effective Time.

                  2.1.5. As part of the Merger, each share of Trinity Bank Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

         2.2. Closing; Effective Time.

         The  Merger  shall  be  effected  by  the  filing  of the  Articles  of
Combination with the OTS and by the filing of the applicable certificates/documents with the Commissioner and the Secretary of State of the State of North Carolina, in accordance with applicable law. The "Effective Time" means the date (the "Closing Date") and time upon which the Articles of Combination are filed with the OTS, or as otherwise stated herein. The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the OTS, and the expiration of all applicable waiting periods with respect to the Merger.

         2.3. Charter and Bylaws.

         The Charter and Bylaws of Citizens South Bank as in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law. The Certificate of Incorporation and Bylaws of Citizens South as in effect immediately prior to the Effective Time shall not be affected by the Merger and shall remain in full force and effect until thereafter amended as provided therein and by applicable law.

         2.4. Directors and Officers of Surviving Corporation.

         Except as provided in Section 2.5, the directors and officers of Citizens South Bank immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Charter and Bylaws of the Surviving Corporation. Until changed in accordance with its Charter and Bylaws, the directors and officers of Citizens South immediately prior to the Effective Time shall be the directors and officers of Citizens South immediately following the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

         2.5. Additional Directors of Citizens South and Citizens South Bank.

         Effective as of the Effective Time, one person (presently serving as a director of Trinity Bank) agreed to by Citizens South and Trinity Bank, shall be appointed to the Board of Directors of Citizens South and Citizens South Bank.

         2.6. Effects of the Merger.

         At and after the Effective Time, the Merger shall have the effects as set forth in the HOLA and North Carolina law.

         2.7. Tax Consequences.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Citizens South or any of its Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code. Citizens South, Citizens South Bank and Trinity Bank each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be dated as of the date of such opinions.

         2.8. Possible Alternative Structures.

         Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Citizens South and Citizens South Bank shall be entitled to revise the structure for effecting the Merger described in Section 2.1, including, without limitation, by substituting a wholly owned subsidiary for Citizens South Bank, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement;
(ii) there are no adverse Federal or state income tax consequences to Trinity Bank shareholders, and nothing would prevent the rendering of the opinions in
Section 9.1.6, as a result of the modification; (iii) the consideration to be paid to the holders of Trinity Bank Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially or jeopardize receipt of any required Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

         2.9. Additional Actions.

         If, at any time after the Effective Time, Citizens South or Citizens South Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are reasonably necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Citizens South Bank its right, title or interest in, to or under any of the rights, properties or assets of Trinity Bank, or (ii) otherwise carry out the purposes of this Agreement, Trinity Bank and its officers and directors shall be deemed to have granted to Citizens South and Citizens South Bank an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Citizens South Bank its right, title or interest in, to or under any of the rights, properties or assets of Trinity Bank or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Citizens South Bank and Citizens South are authorized in the name of Trinity Bank or otherwise to take any and all such action.

                                  ARTICLE III
                              CONVERSION OF SHARES

         3.1. Conversion of Trinity Bank Common Stock; Merger Consideration.

         At the Effective Time, by virtue of the Merger and without any action on the part of Citizens South, Citizens South Bank, Trinity Bank or the holders of any of the shares of Trinity Bank Common Stock, the Merger shall be effected in accordance with the following terms:

                  3.1.1. Each share of Citizens South Common Stock and Citizens South Bank Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

                  3.1.2. All shares of Trinity Bank Common Stock held in the treasury of Trinity Bank and each share of Trinity Bank Common Stock owned by Citizens South or Citizens South Bank prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.3. Each share of Trinity Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $18.25 in cash (the "Cash Consideration"); (ii) 1.3931 shares (the "Exchange Ratio") of Citizens South Common Stock (the "Stock Consideration"); or (iii) a combination of the Cash Consideration and the Stock Consideration, as provided in
         Section 3.2 (the "Cash/Stock Consideration"). The Cash Consideration, the Stock Consideration and the Cash/Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

                  3.1.4. Each outstanding share of Trinity Bank Common Stock, the holder of which has perfected his right to dissent under North Carolina law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted under applicable law. Trinity Bank shall give Citizens South prompt notice upon receipt by Trinity Bank of any such demands for payment of the fair value of such shares of Trinity Bank Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and Citizens South shall have the right to participate in all negotiations and proceedings with respect to any such demands. Trinity Bank shall not, except with the prior written consent of Citizens South, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for payment or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect dissenters' rights under North Carolina law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

                  3.1.5. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Trinity Bank Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement and applicable law. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of Trinity Bank Common Stock of such holder shall be treated as a Non-Election Share.

                  3.1.6. After the Effective Time, shares of Trinity Bank Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto.

                  3.1.7. In the event Citizens South changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Citizens South Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Citizens South Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that for the avoidance of doubt the parties acknowledge that the foregoing is not intended to result in any such adjustment as a result of share issuances of Citizens South Common Stock by Citizens South under Citizens South Compensation and Benefit Plans or where such issuance is pursuant to a widely distributed stock offering for fair market value consideration.

         3.2. Election Procedures.

                  3.2.1. Holders of Trinity Bank Common Stock may elect to receive shares of Citizens South Common Stock or cash (in either case without interest) in exchange for their shares of Trinity Bank Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 50% of the total number of shares of Trinity Bank Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of Trinity Bank Common Stock shall be converted into the Cash Consideration. Shares of Trinity Bank Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of Trinity Bank Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of Trinity Bank Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of Trinity Bank Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

                  3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Trinity Bank and Citizens South shall mutually agree ("Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as Citizens South and Trinity Bank shall mutually agree (the "Mailing Date") to each holder of record of Trinity Bank Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of Trinity Bank Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.3, (iii) to elect to receive the Stock Consideration for a part of such holder's Trinity Bank Common Stock and the Cash Consideration for the remaining part of such holder's Trinity Bank Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Citizens South Common Stock for such shares (a "Non-Election"). A holder of record of shares of Trinity Bank Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of Trinity Bank Common Stock held by such Representative for a particular beneficial owner. Any shares of Trinity Bank Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed Cash Election shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Citizens South Common Stock, subject to
         Section 3.1.5; provided, however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

                  3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., North Carolina time, on the 25th day following the Mailing Date (or such other time and date as Citizens South and Trinity Bank may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date. Citizens South shall use all reasonable efforts to make available as promptly as possible an Election Form to any holder of record of Trinity Bank Common Stock who requests such Election Form following the initial mailing of the Election Forms and prior to the Election Deadline. Trinity Bank shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Trinity Bank Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a Trinity Bank stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of Trinity Bank Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Citizens South shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                  3.2.4. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

                  3.2.5. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                           (A) if the Shortfall  Number is less than or equal to
                  the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                           (B) if the  Shortfall  Number  exceeds  the number of
                  Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

                  3.2.6. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Citizens South Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Citizens South Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Citizens South. In lieu of the issuance of any such fractional share, Citizens South shall pay to each former holder of Trinity Bank Common Stock who otherwise would be entitled to receive a fractional share of Citizens South Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Citizens South Common Stock as reported on the Nasdaq National Market for the 30 consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Trinity Bank Common Stock owned by a Trinity Bank stockholder shall be combined so as to calculate the maximum number of whole shares of Citizens South Common Stock issuable to such Trinity Bank stockholder.

         3.3. Procedures for Exchange of Trinity Bank Common Stock.

                  3.3.1. Citizens South to Make Merger Consideration Available. After the Election Deadline and no later than the Closing Date, Citizens South shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Trinity Bank Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Citizens South Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of Citizens South Common Stock) (such cash and certificates for shares of Citizens South Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund").

                  3.3.2. Exchange of Certificates. Citizens South shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the Trinity Bank Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal (which shall be subject to the reasonable approval of Trinity Bank) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Trinity Bank common stock shall have become entitled pursuant to Section 3.1.3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

                  3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Trinity Bank Common

         Stock shall have no rights, after the Effective Time, with respect to such Trinity Bank Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Citizens South Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Citizens South Common Stock represented by such Certificate.

                  3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and
         (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of Trinity Bank of the Trinity Bank Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

                  3.3.6. Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, Citizens South shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Citizens South (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, none of Citizens South, Trinity Bank, or the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Citizens South may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                  3.3.8. Withholding. Citizens South or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Trinity Bank Common Stock such amounts as Citizens South (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Citizens South or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Trinity Bank Common Stock in respect of whom such deduction and withholding were made by Citizens South or the Exchange Agent.

         3.4. Treatment of Trinity Bank Options and Trinity Bank Warrants.

         Trinity Bank DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding Trinity Bank Options and outstanding Trinity Bank Warrants as of the date hereof, including the names of the holders thereof and the grant, vesting and expiration dates thereof and exercise prices thereof. Immediately prior to the Effective Time, and pursuant to the terms of the Trinity Bank Option Plans, each Trinity Bank Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Cash Consideration per share over (B) the exercise price per share of each such Trinity Bank Option multiplied by (ii) the number of shares of Trinity Bank Common Stock subject to the Trinity Bank Option (the "Option Payment"). Prior to receipt of the Option Payment, each holder of a Trinity Bank Option shall execute a cancellation agreement, substantially in the form attached to Citizens South DISCLOSURE
SCHEDULE 4.3.1. Immediately prior to the Effective Time, each Trinity Bank Warrant that is outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Cash Consideration per share over (B) the exercise price per share of each such Trinity Bank Warrant multiplied by (ii) the number of shares of Trinity Bank Common Stock subject to the Trinity Bank Warrant (the "Warrant Payment"). Prior to receipt of the Warrant Payment, each holder of a Trinity Bank Warrant shall execute a cancellation agreement, substantially in the form attached to Citizens South DISCLOSURE SCHEDULE 4.3.1. Trinity Bank shall make the Option Payment and the Warrant Payment immediately prior to the Effective Time. Each of the directors of Trinity Bank shall agree to accept the Option Payment as full consideration for such director's Trinity Bank Options, and each director shall agree not to sell, transfer or otherwise dispose of any Trinity Bank Options at any time prior to the Effective Time. Such agreements shall be reflected in each director's Voting Agreement. Trinity Bank shall use its best efforts to cause each holder of a Trinity Bank Warrant as soon as practicable following the date of this Agreement to enter into an agreement substantially in the form attached in Citizens South DISCLOSURE SCHEDULE 4.3.1 in which such holder agrees to accept the Warrant Payment as full consideration for such holder's Trinity Bank Warrants or to exercise such holder's Trinity Bank Warrants prior to the Effective Time, and each holder shall agree not to sell, transfer or otherwise dispose of any Trinity Bank Warrants at any time prior to the Effective Time. The parties hereto acknowledge and agree that the failure of Trinity Bank to secure the agreements referred to in the immediately preceding sentence would have a material adverse effect on Citizens South for purposes of Section 5(b) of the Stock Purchase Warrant.

         3.5. Reservation of Shares.

         Citizens South shall reserve for issuance a sufficient number of shares of the Citizens South Common Stock for the purpose of issuing shares of Citizens South Common Stock to the Trinity Bank shareholders in accordance with this
Article III.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF TRINITY BANK

         Trinity Bank represents and warrants to Citizens South that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the Trinity Bank DISCLOSURE SCHEDULE delivered by Trinity Bank to Citizens South on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Trinity Bank has made a good faith effort to ensure that the disclosure on each schedule of the Trinity Bank DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the Trinity Bank DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

         4.1. Standard.

         No representation or warranty of Trinity Bank contained in this Article IV shall be deemed untrue or incorrect, and Trinity Bank shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or is reasonably expected to have a Material Adverse Effect with respect to Trinity Bank, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections
4.2.1 and 4.2.2), 4.4, 4.5, 4.8, 4.12.3, 4.14, 4.13.4, 4.13.6, and 4.13.9, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

         4.2. Organization.

                  4.2.1. Trinity Bank is a North Carolina chartered bank duly organized, validly existing and in good standing under the laws of the State of North Carolina. Trinity Bank has full

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
         corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of Trinity Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Trinity Bank when due. Trinity Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                  4.2.2. Trinity Bank DISCLOSURE SCHEDULE 4.2.2 sets forth each Trinity Bank Subsidiary. Each Trinity Bank Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                  4.2.3. The respective minute books of Trinity Bank and each Trinity Bank Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders or shareholders, as the case may be, and boards of directors (including committees).

                  4.2.4. Prior to the date of this Agreement, Trinity Bank has made available to Citizens South true and correct copies of the certificate of incorporation or charter and bylaws of Trinity Bank and each Trinity Bank Subsidiary.

         4.3. Capitalization.

                  4.3.1. The authorized capital stock of Trinity Bank consists of 5,000,000 shares of Trinity Bank Common Stock, of which, as of the date of this Agreement, 1,837,986 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, no par value ("Trinity Bank Preferred Stock"), none of which are outstanding. There are no shares of Trinity Bank Common Stock held by Trinity Bank as treasury stock. Neither Trinity Bank nor any Trinity Bank Subsidiary has or is bound by any Rights of any character, except as set forth on Trinity Bank DISCLOSURE SCHEDULE 3.4.

                  4.3.2. Except for the Trinity Bank Subsidiaries and as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.3.2, Trinity Bank does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of Trinity Bank (which as to any one issuer, do not exceed 5% of such issuer's outstanding equity securities), equity interests held by Trinity Bank in a fiduciary capacity, and equity interests held in connection with the lending activities of Trinity Bank, including stock in the FHLB. Trinity Bank owns all of the outstanding shares of capital stock of each Trinity Bank Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                  4.3.3. To Trinity Bank's Knowledge, and except as set forth on Trinity Bank DISCLOSURE SCHEDULE 4.3.3, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange
         Act) of 5% or more of the outstanding shares of Trinity Bank Common Stock.

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

                  4.3.4. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Trinity Bank's shareholders may vote.

         4.4. Authority; No Violation.

                  4.4.1. Trinity Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by Trinity Bank's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Trinity Bank and the completion by Trinity Bank of the transactions contemplated hereby, have been duly and validly approved by the Board of Directors of Trinity Bank. This Agreement has been duly and validly executed and delivered by Trinity Bank, and subject to approval of this Agreement by the shareholders of Trinity Bank and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Citizens South and Citizens South Bank, constitutes the valid and binding obligation of Trinity Bank, enforceable against Trinity Bank in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and to equitable principles that may limit the right to specific performance of remedies, and further subject to 12 U.S.C. 1818 (b)(6)(D) or any successor statute and to the application of principles of public policy.

                  4.4.2. Subject to compliance by Citizens South and Citizens South Bank with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by Trinity Bank, (B) subject to receipt of Regulatory Approvals, Trinity Bank's, Citizens South Bank's and Citizens South's compliance with any conditions contained herein, the receipt of the approval of the shareholders of Trinity Bank, the consummation of the transactions contemplated hereby, and (C) compliance by Trinity Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Trinity Bank or any Trinity Bank Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Trinity Bank or any Trinity Bank Subsidiary or any of their respective properties or assets; or (iii) except as set forth on Trinity Bank DISCLOSURE SCHEDULE 4.4.2, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Trinity Bank or any Trinity Bank Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Trinity Bank or Trinity Bank
         Subsidiary  is a  party,  or by which  they or any of their  respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Trinity Bank and the Trinity Bank Subsidiaries taken as a whole.

         4.5. Consents.

         Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the OTS and the filing of the applicable certificates/documents with the Commissioner and the Secretary of State of the State of North Carolina, and (c) the approval of this Agreement by the requisite vote of the shareholders of Trinity Bank, (d) clearance for use of the Proxy Statement/Prospectus by the FDIC, and (e) those matters set forth on Trinity Bank DISCLOSURE SCHEDULE 4.5, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to Trinity Bank's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Trinity Bank, and the completion by Trinity Bank of the Merger. Trinity Bank has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected to result in a Material Adverse Effect on Citizens South and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of Trinity Bank or its subsidiaries, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         4.6. Financial Statements.

                  4.6.1. The Trinity Bank Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Trinity Bank as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  4.6.2. Trinity Bank has previously made available to Citizens South the Trinity Bank Financial Statements covering periods ended prior to the date of this Agreement. The Trinity Bank Financial Statements have been prepared in accordance with GAAP, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB, and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the financial position, results of operations and cash flows of Trinity Bank as of and for the respective periods ended on the dates thereof.

                  4.6.3. Except as disclosed in Trinity Bank DISCLOSURE SCHEDULE 4.6.3, at the date of each balance sheet included in the Trinity Bank Financial Statements or in the Trinity Bank Regulatory Reports, Trinity Bank did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Trinity Bank Financial Statements or in the Trinity Bank Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         4.7. Taxes.

         Trinity Bank and the Trinity Bank Subsidiaries that are at least 80 percent owned by Trinity Bank are members of the same affiliated group within the meaning of Code Section 1504(a). Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.7, Trinity Bank has duly filed all federal, state and material local tax returns required to be filed by or with respect to Trinity Bank and each Subsidiary of Trinity Bank, taking into account any extensions (all such returns, to Trinity Bank's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Trinity Bank and any Subsidiary of Trinity Bank by any taxing authority or pursuant to any written tax sharing agreement, other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.7, as of the date of this Agreement, Trinity Bank has not received written notice of any, and to Trinity Bank's Knowledge there is no, audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Trinity Bank or any of its Subsidiaries, and, to Trinity Bank's Knowledge, no claim has been made by any taxing authority in a jurisdiction where Trinity Bank or any of its Subsidiaries do not file tax returns that Trinity Bank or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.7, Trinity Bank and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Trinity Bank and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Trinity Bank and each of its Subsidiaries, to Trinity Bank's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         4.8. No Material Adverse Effect.

         Trinity Bank and the Trinity Bank Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Trinity Bank and the Trinity Bank Subsidiaries, taken as a whole.

         4.9. Material Contracts; Leases; Defaults.

                  4.9.1. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.9.1, neither Trinity Bank nor any Trinity Bank Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of Trinity Bank or any Trinity Bank Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Trinity Bank or any Trinity Bank Subsidiary;
         (iii) any collective bargaining agreement with any labor union relating to employees of Trinity Bank or any Trinity Bank Subsidiary; (iv) any agreement which by its terms limits or affects the payment of dividends by Trinity Bank or any Trinity Bank Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $50,000 (other than deposits, FHLB advances with a term to maturity not in excess of one year, repurchase agreements, bankers' acceptances, "treasury tax and loan" accounts and transactions in "federal funds," all established in the ordinary course of business consistent with past practice), whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Trinity Bank or any Trinity Bank Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness of Trinity Bank or which contains financial covenants or other material non-customary restrictions applicable to Trinity Bank (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Citizens South or any Citizens South Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on 60 days' notice or less without material penalty or payment, or that obligates Trinity Bank or any Trinity Bank Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Trinity Bank or any Trinity Bank Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

                  4.9.2. Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in Trinity Bank DISCLOSURE SCHEDULE
         4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Trinity Bank nor any Trinity Bank Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Sections 4.9.1 and 4.9.2 have been made available to Citizens South on or before the date of this Agreement and are in full force and effect on the date of this Agreement. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Trinity Bank or any Trinity Bank Subsidiary is a party or under which Trinity Bank or any Trinity Bank Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration of payments due thereunder upon the occurrence of a change in ownership or control of Trinity Bank or any Trinity Bank Subsidiary or upon the occurrence of a subsequent event; or (y) requires Trinity Bank or any Trinity Bank Subsidiary to provide a benefit in the form of Trinity Bank Common Stock or determined by reference to the value of Trinity Bank Common Stock.

         4.10. Ownership of Property; Insurance Coverage.

                  4.10.1.  Except  as  set  forth  in  Trinity  Bank  DISCLOSURE
         SCHEDULE 4.10.1, Trinity Bank and each Trinity Bank Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Trinity Bank or each Trinity Bank Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent Trinity Bank Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, any inter-bank credit facilities, any reverse repurchase agreements or any transaction by a Trinity Bank Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Trinity Bank and the Trinity Bank Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Trinity Bank and the Trinity Bank Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Trinity Bank Financial Statements.

                  4.10.2. With respect to all material agreements pursuant to which Trinity Bank or any Trinity Bank Subsidiary has purchased securities subject to an agreement to resell, if any, Trinity Bank or such Trinity Bank Subsidiary, as the case may be, has a lien or security interest (which to Trinity Bank's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and, to Trinity Bank's Knowledge, the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  4.10.3. Trinity Bank and each other Subsidiary of Trinity Bank currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither Trinity Bank nor any other Subsidiary of Trinity Bank, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices of any claims under such policies have been given by Trinity Bank or any other Subsidiary of Trinity Bank under such policies. To the Knowledge of Trinity Bank, all such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years Trinity Bank and each other Subsidiary of Trinity Bank has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Trinity Bank DISCLOSURE SCHEDULE
         4.10.3 identifies all policies of insurance maintained by Trinity Bank.

         4.11. Legal Proceedings.

         Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.11, neither Trinity Bank nor any Trinity Bank Subsidiary is a party to any, and there are no pending or, to Trinity Bank's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Trinity Bank or any Trinity Bank Subsidiary, (ii) to which Trinity Bank or any Trinity Bank Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Trinity Bank to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         4.12. Compliance With Applicable Law.

                  4.12.1. To Trinity Bank's Knowledge, each of Trinity Bank and each Trinity Bank Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "USA PATRIOT Act") of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Trinity Bank nor any Trinity Bank Subsidiary has received any written notice to the contrary.

                  4.12.2. Each of Trinity Bank and each Trinity Bank Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Trinity Bank, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

                  4.12.3. For the period beginning January 1, 2000, neither Trinity Bank nor any Trinity Bank Subsidiary has received any written notification or, to Trinity Bank's Knowledge, any other communication from any Bank Regulator (i) asserting that Trinity Bank or any Trinity Bank Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Trinity Bank or any Trinity Bank Subsidiary; (iii) requiring or threatening to require Trinity Bank or any Trinity Bank Subsidiary, or indicating that Trinity Bank or any Trinity Bank Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Trinity Bank or any Trinity Bank Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Trinity Bank or any Trinity Bank Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Trinity Bank nor any Trinity Bank Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Trinity Bank as to compliance with the CRA is satisfactory or better.

         4.13. Employee Benefit Plans.

                  4.13.1. Trinity Bank DISCLOSURE SCHEDULE 4.13.1 contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Trinity Bank or each Trinity Bank Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of
         Section  3(3)  of  ERISA,  which  Trinity  Bank  or  any  Trinity  Bank
         Subsidiary maintains, to which Trinity Bank or any Trinity Bank Subsidiary contributes, or under which any employee, former employee, director or former director of Trinity Bank or any Trinity Bank Subsidiary is covered or has benefit rights and pursuant to which any liability of Trinity Bank or any Trinity Bank Subsidiary exists or is reasonably likely to occur (the "Compensation and Benefit Plans"). Trinity Bank has made available for inspection true and correct copies of the Compensation and Benefit Plans, as well as current summary plan descriptions, trust agreements, and insurance contracts, Internal Revenue Service Form 5500 (for the three most recently completed plan years) and the most recent IRS determination letters with respect thereto, and the loan agreement and related documents, including any amendments thereto, evidencing any outstanding loan to an employee stock ownership plan maintained by Trinity Bank or any Trinity Bank Subsidiary. Except as set forth on Trinity Bank DISCLOSURE SCHEDULE 4.13.1, Trinity Bank neither maintains nor has entered into any
         Compensation and Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Trinity Bank or any Trinity Bank Subsidiary or their respective beneficiaries, or other provisions which would cause an increase in the liability of Trinity Bank or any Trinity Bank Subsidiary or to Citizens South as a result of the transactions contemplated by this Agreement (a "Change in Control Benefit"). The term "Compensation and Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.13.1, provided that the term "Plan" or "Plans" is used in this
         Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of

         Section 3(3) of ERISA. Neither Trinity Bank nor any Trinity Bank Subsidiary has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by Trinity Bank or any Trinity Bank Subsidiary under any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of Trinity Bank or any Trinity Bank Subsidiary and to the knowledge of Trinity Bank, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Governmental Entities. Neither Trinity Bank nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof or as required in the normal course and consistent with past practice to continue existing insured welfare benefits or existing benefits provided through a Code Section 125 plan.

                  4.13.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Trinity Bank Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code (a copy of each such determination letter has previously been made available to Citizens South by Trinity Bank) and, to the Knowledge of Trinity Bank, there exist no circumstances likely to materially adversely affect the qualified status of any such Trinity Bank Qualified Plan. All such Trinity Bank Qualified Plans established or maintained by Trinity Bank or each Trinity Bank Subsidiary or to which Trinity Bank or any Trinity Bank Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such Trinity Bank Qualified Plans. Except as set forth on Trinity Bank DISCLOSURE SCHEDULE 4.13.2, no Trinity Bank Qualified Plan is a defined benefit pension plan that is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Trinity Bank or each Trinity Bank Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in the Trinity Bank Financial Statements to the extent required by GAAP and Trinity Bank and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither Trinity Bank nor any Trinity Bank Subsidiary is in material default in performing any of its respective contractual obligations under any of Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither Trinity Bank nor any Trinity Bank Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Trinity Bank or any Trinity Bank Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or
         Section 502 of ERISA.

                  4.13.3. Neither Trinity Bank nor any Trinity Bank Subsidiary presently sponsors or participates in, or has ever sponsored or participated in, any Trinity Bank Compensation and Benefit Plan that is a defined benefit plan subject to Title IV of ERISA or any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Trinity Bank or any entity which is considered one employer with Trinity Bank under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.13.3, neither Trinity Bank nor any ERISA Affiliate nor any Trinity Bank Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of Trinity Bank, and except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the Knowledge of Trinity Bank, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Trinity Bank or any Trinity Bank Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a material liability on the part of Trinity Bank or any Trinity Bank Subsidiary or any such Plan.

                  4.13.4.  Except  as  set  forth  in  Trinity  Bank  DISCLOSURE
         SCHEDULE 4.13.4, neither Trinity Bank nor any Trinity Bank Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in Trinity Bank DISCLOSURE
         SCHEDULE 4.13.4, there has been no communication to employees by Trinity Bank or any Trinity Bank Subsidiary that would reasonably be expected to preclude Trinity Bank (or Citizens South Bank as successor to Trinity Bank) from amending or terminating any obligations to its employees or former employees with respect to retiree health, life insurance, disability insurance, or other retiree death benefits.

                  4.13.5. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

                  4.13.6.  Except  as  set  forth  in  Trinity  Bank  DISCLOSURE
         SCHEDULE 4.13.6, Trinity Bank and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

                  4.13.7. Trinity Bank DISCLOSURE SCHEDULE 4.13.7 lists and describes: (i) each employee, officer and director of Trinity Bank and each Trinity Bank Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of such Change in Control Benefit for such individuals; and (ii) each employee, officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in Trinity Bank Financial Statements with respect thereto. Except as disclosed in Trinity Bank DISCLOSURE
         SCHEDULE 4.13.7,  the
         consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.13.7, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of Trinity Bank or any Trinity Bank Subsidiary to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

         Except as disclosed in Trinity Bank DISCLOSURE SCHEDULE 4.13.8, neither Trinity Bank nor any Trinity Bank Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         4.14. Brokers, Finders and Financial Advisors.

         Neither Trinity Bank nor any Trinity Bank Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Burke Capital Group, LLC ("Burke") by Trinity Bank and the fee payable pursuant thereto. Trinity Bank has made available to Citizens South a true and correct copy of the engagement agreement with Burke, setting forth the fee payable to Burke for its services rendered to Trinity Bank in connection with the Merger and transactions contemplated by this Agreement.

         4.15. Environmental Matters.

                  4.15.1.  Except as may be set forth in Trinity Bank DISCLOSURE
         SCHEDULE 4.15:

                           (A) Each of Trinity Bank and the Trinity Bank Subsidiaries and, to Trinity Bank's Knowledge, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                           (B) Trinity Bank has received no written  notice that
                  there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Trinity Bank's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the Trinity Bank Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the Trinity Bank Subsidiaries or any Participation Facility;

                           (C) Trinity Bank has received no written  notice that
                  there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Trinity Bank's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or Trinity Bank or any of the Trinity Bank Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To Trinity Bank's Knowledge, the properties currently owned or operated by Trinity Bank or any Trinity Bank Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                           (E) Neither Trinity Bank nor any Trinity Bank Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                           (F) To Trinity Bank's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Trinity Bank or any of the Trinity Bank Subsidiaries or any Participation Facility, and to Trinity Bank's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Trinity Bank or any of the Trinity Bank Subsidiaries or any Participation Facility;

                           (G) To Trinity Bank's Knowledge, during the period of
                  (s) Trinity Bank's or any of the Trinity Bank Subsidiaries' ownership or operation of any of their respective current properties or (t) Trinity Bank's or any of the Trinity Bank Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To Trinity Bank's Knowledge, prior to the period of (x) Trinity Bank's or any of the Trinity Bank Subsidiaries'
                  ownership or operation of any of their respective current properties or (y) Trinity Bank's or any of the Trinity Bank Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws; and

                           (H) Neither  Trinity Bank nor any other  Trinity Bank
                  Subsidiary has conducted any environmental studies during the past ten years (other than Phase I studies which did not indicate any contamination of the environment by Materials of Environmental Concern)

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

                  with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

                  4.15.2. "Loan Property" means any real property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         4.16. Loan Portfolio.

                  4.16.1. The allowance for loan losses reflected in Trinity Bank's audited balance sheet as December 31, 2004 was, and the allowance for loan losses shown on the balance sheets in Trinity Bank Securities Documents for periods ending after December 31, 2004 were, or will be, adequate as of the dates thereof, under GAAP.

                  4.16.2. Trinity Bank DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of March 31, 2005, by account, of: (A) all loans (including loan participations) of Trinity Bank or any other Trinity Bank Subsidiary that have been accelerated during the past twelve months;
         (B) all loan commitments or lines of credit of Trinity Bank or any other Trinity Bank Subsidiary which have been terminated by Trinity Bank or any other Trinity Bank Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which Trinity Bank or any other Trinity Bank Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Trinity Bank or any other Trinity Bank Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein Trinity Bank or any other Trinity Bank Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults;
         (E) each borrower, customer or other party which has notified Trinity Bank or any other Trinity Bank Subsidiary during the past twelve months of, or has asserted against Trinity Bank during the past twelve months, or any other Trinity Bank Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Trinity Bank or any Trinity Bank Subsidiary, each borrower, customer or other party which has given Trinity Bank, or any other Trinity Bank Subsidiary any oral notification of, or orally asserted to or against Trinity Bank, or any other Trinity Bank Subsidiary, any such claim; and
         (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified",
         "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (G) all other assets classified by Trinity Bank, or any other Trinity Bank Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

                  4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of Trinity Bank and the Trinity Bank Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Trinity Bank's or the appropriate Trinity Bank Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in Trinity Bank DISCLOSURE
         SCHEDULE 4.16.3. To the Knowledge of Trinity Bank, the loans, discounts and the accrued interest reflected on the books of Trinity Bank and the Trinity Bank Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by Trinity Bank or the appropriate Trinity Bank Subsidiary free and clear of any liens.

                  4.16.4. The notes and other evidences of indebtedness evidencing the loans described in Section 4.16 hereof, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto, are, in all material respects, valid, true and genuine, and what they purport to be.

         4.17. Securities Documents.

         Trinity Bank has made available to Citizens South copies of its (i) annual reports on Form 10-KSB for the years ended December 31, 2004, 2003 and 2002, (ii) the quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2005, 2004 and 2003. Such reports, as amended, and proxy materials complied, at the time filed with the FDIC, in all material respects, with the Securities Laws applicable to Trinity Bank.

         4.18. Related Party Transactions.

         Except as described in Trinity Bank's proxy statement dated April 1, 2005 (the "Trinity Bank Proxy Statement") distributed in connection with its annual meeting of shareholders held on May 2, 2005 (which has previously been made available to Citizens South), or as set forth in Trinity Bank DISCLOSURE
SCHEDULE 4.18, neither Trinity Bank nor any Trinity Bank Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Trinity Bank or any Trinity Bank Subsidiary. Except as described in the Trinity Bank Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b)
were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Trinity Bank or any Trinity Bank Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Trinity Bank's loan modification policy that is applicable to all Persons. Neither Trinity Bank nor any Trinity Bank Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Trinity Bank is inappropriate.

         4.19. Deposits.

         Except as set forth in Trinity Bank DISCLOSURE SCHEDULE 4.19, none of the deposits of any Trinity Bank Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

         4.20. Antitakeover Provisions Inapplicable; Required Vote.

         The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of the State of North Carolina. The affirmative vote of two-thirds of the issued and outstanding shares of Trinity Bank Common Stock is required to approve this Agreement and the Merger under North Carolina law and Trinity Bank's articles of incorporation.

         4.21. Registration Obligations.

         Neither Trinity Bank nor any Trinity Bank Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

         4.22. Risk Management Instruments.

         Neither Trinity Bank nor any Trinity Bank Subsidiary is a party to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Trinity Bank's own account, or for the account of one or more of Trinity Bank's Subsidiaries or their customers.

         4.23. Fairness Opinion.

         Trinity Bank has received an opinion from Burke to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of Trinity Bank pursuant to this Agreement is fair to such shareholders from a financial point of view.

         4.24. Intellectual Property.

         Trinity Bank and each Trinity Bank Subsidiary owns or, to Trinity Bank's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither Trinity Bank nor any Trinity Bank Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Trinity Bank and each Significant Subsidiary of Trinity Bank have performed in all material respects all the obligations required to be performed, and are not in default in any material respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         4.25. Trust Accounts.

         Neither Trinity Bank, nor any Trinity Bank Subsidiary conducts any trust business.

         4.26. Labor Matters.

         There are no labor or collective bargaining agreements to which Trinity Bank or any Trinity Bank Subsidiary is a party. To the Knowledge of Trinity Bank, there is no union organizing effort pending or threatened against Trinity Bank or any Trinity Bank Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Trinity Bank, threatened against Trinity Bank or any Trinity Bank Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Trinity Bank, threatened against Trinity Bank or any Trinity Bank Subsidiary (other than routine employee grievances that are not related to union employees). Trinity Bank and each Trinity Bank Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         4.27. Trinity Bank Information.

         The information relating to Trinity Bank and any Trinity Bank Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations of the FDIC thereunder applicable to Trinity Bank, except that no representation or warranty is made by Trinity Bank with respect to statements made or incorporated by reference therein based on information supplied by Citizens South specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

                                   ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF CITIZENS SOUTH AND CITIZENS SOUTH BANK

         Citizens South and Citizens South Bank represent and warrant to Trinity Bank that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in
Section 5.1 and except as set forth in the Citizens South DISCLOSURE SCHEDULE delivered by Citizens South to Trinity Bank on the date hereof, and except to any representation of warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Citizens South and Citizens South Bank have made a good faith effort to ensure that the disclosure on each schedule of the Citizens South DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the Citizens South DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Citizens South shall include the Knowledge of Citizens South Bank.

         5.1. Standard.

         No representation or warranty of Citizens South or Citizens South Bank contained in this Article V shall be deemed untrue or incorrect, and neither Citizens South nor Citizens South Bank shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

         5.2. Organization.

                  5.2.1. Citizens South is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. Citizens South has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

                  5.2.2. Citizens South Bank is a savings bank duly organized, validly existing and in good standing under Federal law. The deposits of Citizens South Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Citizens South Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                  5.2.3. Citizens South DISCLOSURE SCHEDULE 5.2.3 sets forth each Citizens South Subsidiary. Each Citizens South Subsidiary (other than Citizens South Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                  5.2.4. The respective minute books of Citizens South and each Citizens South Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

                  5.2.5. Prior to the date of this Agreement, Citizens South has made available to Trinity Bank true and correct copies of the certificate of incorporation or charter and bylaws of Citizens South and Citizens South Bank and the Citizens South Subsidiaries.

         5.3. Capitalization.

                  5.3.1. The authorized capital stock of Citizens South consists of 20,000,000 shares of Citizens South Common Stock, of which 7,249,530 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.01 par value ("Citizens South Preferred Stock"), none of which are outstanding. There are 1,813,197 shares of Citizens South Common Stock held by Citizens South as treasury stock. Neither Citizens South nor any Citizens South Subsidiary has or is bound by any Rights, other than shares issuable under the Citizens South Stock Benefit Plans.

                  5.3.2.  Citizens  South owns directly all of the capital stock of Citizens South Bank free and clear of any lien, security interest, pledge, charge, encumbrance or restriction of any kind or nature.
         Either Citizens South or Citizens South Bank owns all of the outstanding shares of capital stock of each Citizens South Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                  5.3.3.  Except  as set  forth  in  Citizens  South  DISCLOSURE
         SCHEDULE 5.3.3, to the Knowledge of Citizens South, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Citizens South Common Stock.

                  5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Citizens South's stockholders may vote have been issued by Citizens South and are outstanding.

         5.4. Authority; No Violation.

                  5.4.1. Citizens South and Citizens South Bank each has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the completion by Citizens South and Citizens South Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Citizens South and Citizens South Bank, and no other corporate proceedings on the part of Citizens South or Citizens South Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Citizens South and Citizens South Bank, and subject to the receipt of the Regulatory Approvals described in Section 8.3 and approval by the shareholders of Trinity Bank and due and valid execution and delivery of this Agreement by Trinity Bank, constitutes the valid and binding obligations of Citizens South and Citizens South Bank, enforceable against Citizens South and Citizens South Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

                  5.4.2. (A) The execution and delivery of this Agreement by Citizens South and Citizens South Bank, (B) subject to receipt of the Regulatory Approvals, and compliance by Trinity Bank and Citizens South and Citizens South Bank with any conditions contained therein, and subject to the receipt of the approval of the shareholders of Trinity Bank, the consummation of the transactions contemplated hereby, and (C) compliance by Citizens South and Citizens South Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Citizens South or any Citizens South Subsidiary or the charter and bylaws of Citizens South Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Citizens South or any Citizens South Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Citizens South, Citizens South Bank or any Citizens South Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Citizens South and the Citizens South Subsidiaries taken as a whole.

         5.5. Consents.

         Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the OTS and the filing of the applicable certificates/documents with the Commissioner, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Citizens South Common Stock to be issued in the Merger on the Nasdaq National Market, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Citizens South Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of Trinity Bank, no consents, waivers or approvals of, or filings or registrations with, any

Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Citizens South, no consents, waivers or approvals of, or filings or registrations with, any other third parties (including, without limitation, the stockholders of Citizens South) are necessary, in connection with the execution and delivery of this Agreement by Citizens South and Citizens South Bank and the completion by Citizens South Bank of the Merger.

         5.6. Financial Statements.

                  5.6.1. Citizens South has previously made available to Trinity Bank the Citizens South Financial Statements covering periods ended prior to the date hereof. The Citizens South Financial Statements have been prepared in accordance with GAAP, and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Citizens South and the Citizens South Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                  5.6.2.  At the  date of each  balance  sheet  included  in the
         Citizens South Financial Statements, Citizens South did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Citizens South Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.7. Taxes.

         Citizens South and the Citizens South Subsidiaries that are at least 80 percent owned by Citizens South are members of the same affiliated group within the meaning of Code Section 1504(a). Citizens South has duly filed all federal, state and material local tax returns required to be filed by or with respect to Citizens South and each Citizens South Subsidiary, taking into account any extensions (all such returns, to the Knowledge of Citizens South, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and material local taxes which have been incurred by or are due or claimed to be due from Citizens South and any Citizens South Subsidiary by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, Citizens South has received no notice of, and to the Knowledge of Citizens South, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Citizens South or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where Citizens South or any of its Subsidiaries do not file tax returns that Citizens South or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in Citizens South DISCLOSURE

SCHEDULE 5.7, Citizens South and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Citizens South and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Citizens South and each of its Subsidiaries, to the Knowledge of Citizens South, has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         5.8. No Material Adverse Effect.

         Citizens South and the Citizens South Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Citizens South and the Citizens South Subsidiaries, taken as a whole.

         5.9. Ownership of Property; Insurance Coverage.

                  5.9.1. Citizens South and each Significant Subsidiary of Citizens South has good and, as to real property, marketable title to all material assets and properties owned by Citizens South or each Significant Subsidiary of Citizens South in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Citizens South Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
         (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Citizens South Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Citizens South and the Significant Subsidiaries of Citizens South, as lessee, have the right under valid and subsisting leases of real and personal properties used by Citizens South and the Significant Subsidiaries of Citizens South in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

                  5.9.2. Citizens South and each Subsidiary of Citizens South currently maintain insurance considered by Citizens South to be reasonable for their respective operations.

         5.10. Legal Proceedings.

         Neither Citizens South or any Citizens South Subsidiary is a party to any, and there are no pending or, to the Knowledge of Citizens South, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Citizens South or any Citizens South Subsidiary, (ii) to which Citizens South or any Citizens South Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this

Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Citizens South to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         5.11. Compliance With Applicable Law.

                  5.11.1. To the Knowledge of Citizens South, each of Citizens South and each Citizens South Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Citizens South or any Citizens South Subsidiary has received any written notice to the contrary.

                  5.11.2. Each of Citizens South and each Citizens South Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Citizens South, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

                  5.11.3. For the period beginning January 1, 2001, neither Citizens South or any Citizens South Subsidiary has received any written notification or, to the Knowledge of Citizens South, any other communication from any Bank Regulator (i) asserting that Citizens South or any Citizens South Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Citizens South or any Citizens South Subsidiary; (iii) requiring or threatening to require Citizens South or any Citizens South Subsidiary, or indicating that Citizens South or any Citizens South Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Citizens South or any Citizens South Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Citizens South or any Citizens South Subsidiary, including without limitation
         any   restriction  on  the  payment  of  dividends  (any  such  notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Citizens South or any Citizens South Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Citizens South Bank as to compliance with the CRA is satisfactory or better.

         5.12. Employee Benefit Plans.

                  5.12.1. Citizens South DISCLOSURE SCHEDULE 5.12.1 includes a list of all Compensation and Benefit Plans sponsored by Citizens South or any of its Subsidiaries. "Compensation and Benefit Plans" as used herein shall have the same meaning as set forth in Section 4.13.1, substituting the name of Citizens South for Trinity Bank wherever used therein. Neither Citizens South or any of its Subsidiaries has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by Citizens South or any of its Subsidiaries under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of Citizens South or any of its Subsidiaries and to the best knowledge of Citizens South, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the any Governmental Entities. Neither Citizens South or any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

                  5.12.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Citizens South Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, and, to the best knowledge of Citizens South, there exist no circumstances likely to materially adversely affect the qualified status of any such Citizens South Qualified Plan. All such Citizens South Qualified Plans established or maintained by Citizens South or each Citizens South Subsidiary or to which Citizens South or any Citizens South Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such Citizens South Qualified Plans. All accrued contributions and other payments required to be made by Citizens South or each Citizens South Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Citizens South's consolidated financial statements to the extent required by GAAP and Citizens South and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither Citizens South or any Citizens South Subsidiary is in material default in performing any of its respective contractual obligations under any Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither Citizens South or any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Citizens South or any of its Subsidiaries to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  5.12.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Citizens South or any of its Subsidiaries to be incurred with respect to any Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Citizens South Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Citizens South or any entity which is considered one employer with Citizens South under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). No Citizens South Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The net fair market value of the assets of each Citizens South Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which Citizens South has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither Citizens South or any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither Citizens South or any of its Subsidiaries has provided, or is required to provide, security to any Citizens South Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither Citizens South or any ERISA Affiliate nor any Citizens South Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of Citizens South, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of Citizens South, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Citizens South or any Citizens South Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of Citizens South or any of its Subsidiaries or any such Plan.

                  5.12.4. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

         5.13. Environmental Matters.

                  5.13.1. To the Knowledge of Citizens South, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Citizens South or any of Citizens South Subsidiary or to result in a Material Adverse Effect. To the Knowledge of Citizens South, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability or to result in a Material Adverse Effect to Citizens South or any Citizens South Subsidiary by reason of any Environmental Laws. Neither Citizens South or any Citizens South Subsidiary has received any written notice from any Person that Citizens South or any Citizens South Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Citizens South or any Citizens South Subsidiary.

                  5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Citizens South's Knowledge, threatened, before any court, governmental agency or other forum against Citizens South or any Citizens South Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the Citizens South.

         5.14. Loan Portfolio.

                  5.14.1. The allowance for loan losses reflected in Citizens South's audited consolidated statement of condition at December 31, 2004 was, and the allowance for loan losses shown on the balance sheets in Citizens South's Securities Documents for periods ending after December 31, 2004 were or will be adequate as of the dates thereof, under GAAP.

                  5.14.2. Citizens South DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of Citizens South and any Citizens South Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by Citizens South or any Citizens South Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE
         SCHEDULE 5.14.2 may exclude any individual loan with a principal outstanding balance of less than $100,000.

                  5.14.3. All loans receivable (including discounts) and accrued interest entered on the books of Citizens South and each Citizens South Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

                  5.14.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         5.15. Securities Documents.

         Citizens South has made available to Trinity Bank copies of its (i) annual report on Form 10-K for the year ended December 31, 2004, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2005 and (iii) proxy materials used or for use in connection with its annual meeting of stockholders held on May 9, 2005. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

         5.16. Deposits.

         None of the deposits of any Citizens South Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

         5.17. Antitakeover Provisions Inapplicable.

         The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of the State of Delaware.

         5.18. Brokers, Finders and Financial Advisors.

         Neither Citizens South or any Citizens South Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Keefe, Bruyette & Woods, Inc. by Citizens South and the fee payable pursuant thereto.

         5.19. Citizens South Common Stock.

         The shares of Citizens South Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

         5.20. Certain Agreements.

         Neither Citizens South or any Citizens South Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Citizens South or any Citizens South Subsidiary; nor
(ii) any agreement which by its terms limits the payment of dividends by Citizens South or any Citizens South Subsidiary.

         5.20 Labor Matters.

         There are no labor or collective bargaining agreements to which Citizens South or any Citizens South Subsidiary is a party. To the Knowledge of Citizens South, there is no union organizing effort pending or threatened against Citizens South or any Citizens South Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Citizens South, threatened against Citizens South or any Citizens South Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Citizens South, threatened against Citizens South or any Citizens South Subsidiary (other than routine employee grievances that are not related to union employees). Citizens South and each Citizens South Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         5.21 Citizens South Information Supplied.

         The information relating to Citizens South and any Citizens South Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Citizens South with respect to statements made or incorporated by reference therein based on information supplied by Trinity Bank specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE VI
                            COVENANTS OF TRINITY BANK

         6.1. Conduct of Business.

                  6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Citizens South, which consent will not be unreasonably withheld, Trinity Bank will, and it will cause each Trinity Bank Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to

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

         obtain the Regulatory Approvals, or (ii) except as permitted pursuant to Section 6.10 hereof, adversely affect its ability to perform its covenants and agreements under this Agreement.

                  6.1.2. Negative Covenants. Trinity Bank agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in Trinity Bank DISCLOSURE SCHEDULE 6.1.2, or consented to by Citizens South in writing (which consent shall not be unreasonably withheld), it will not, and it will cause each of the Trinity Bank Subsidiaries not to:

                           (A) change or waive any  provision of its Articles of
                  Incorporation or Bylaws, except as required by law;

                           (B) change the number of  authorized or issued shares
                  of its capital stock, issue any shares of Trinity Bank Common Stock that are held as Treasury Shares, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Trinity Bank Stock Option Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital  stock,  except that  Trinity Bank may issue shares of
                  Trinity Bank Common Stock upon the valid exercise, in accordance with the information set forth in Trinity Bank DISCLOSURE SCHEDULE 3.4, of presently outstanding Trinity Bank Options issued under the Trinity Bank Stock Option Plans and presently outstanding Trinity Bank Warrants.

                           (C) enter  into,  amend in any  material  respect  or
                  terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business consistent with past practice;

                           (D) make  application  for the  opening or closing of
                  any, or open or close any, branch or automated banking facility;

                           (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on Trinity Bank DISCLOSURE SCHEDULES 4.9.1 and 4.13.1, (ii) as to non-management employees, merit pay increases, of no more than 4% individually, in the ordinary course of business consistent with past practices, and (iii) as otherwise contemplated by this Agreement. Neither Trinity Bank nor any Trinity Bank Subsidiary shall hire or promote any employee to a rank having a title of senior vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $60,000, provided that Trinity Bank may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

                           (F) enter into or,  except as may be required by law,
                  materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental
                  retirement,   consulting,  bonus,
                  group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice, in each case except (i) as may be required by applicable law, (ii) as otherwise contemplated by this Agreement, or (iii) renewals or replacements in the normal course of business consistent with past practice of existing insurance benefits or benefits provided through a Code Section 125 plan;

                           (G) merge or consolidate  Trinity Bank or any Trinity
                  Bank Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Trinity Bank or any Trinity Bank Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Trinity Bank, or any Trinity Bank Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including brokered deposits) and in keeping with prevailing competitive rates; permit the revocation or surrender by any Trinity Bank Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                           (H) except as permitted by Section  6.1.2(B)  sell or
                  otherwise dispose of the capital stock of Trinity Bank or sell or otherwise dispose of any asset of Trinity Bank or of any Trinity Bank Subsidiary other than in the ordinary course of business consistent with past practice (which ordinary course of business shall include the sale of foreclosed or repossessed properties); except for transactions with the FHLB, subject any asset of Trinity Bank or of any Trinity Bank Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, including pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice (which ordinary course of business shall include the creation of deposit liabilities, purchases of federal funds, FHLB advances and entry into repurchase agreements);

                           (I) take any action which would be reasonably expected to result in any of the representations and warranties of Trinity Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                           (J) change  its  method,  practice  or  principle  of
                  accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or the Securities Laws applicable to Trinity Bank (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating Trinity Bank or regulatory accounting principles;

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

                           (K) waive,  release,  grant or transfer  any material
                  rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Trinity Bank or any Trinity Bank Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                           (L) purchase any equity  securities  (except for FHLB
                  common stock in connection with FHLB advances), or purchase any other securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $1,500,000, (iii) with a weighted average life of not more than three years and (iv) otherwise in the ordinary course of business consistent with past practice, provided, however, that if Citizens South does not object to a written request for approval within two business days after receipt, the request shall be deemed approved;

                           (M) except as specifically provided below, and except
                  for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the Trinity Bank DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $100,000 in the aggregate for unsecured loans and $1,000,000 in the aggregate for secured loans; provided, however, that if Citizens South does not object to a written request for approval within two business days after receipt, the request shall be deemed approved. In addition, the following require the prior consent of Citizens South: a residential loan of $500,000 or greater (except for residential loans sold as to which there is an agreement to sell on a non-recourse basis); a construction loan of $1,000,000 or greater; a secured commercial business loan of $500,000 or greater; and a commercial real estate loan of $1,500,000 or greater; or purchase, invest in or originate any finance lease or any loan secured by a lease of personal property; provided, however, that if Citizens South does not object to a written request for approval within two business days after receipt, the request shall be deemed approved;

                           (N)  except  as  set  forth  on  the   Trinity   Bank
                  DISCLOSURE SCHEDULE 6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                           (O) enter into any futures contract, option, interest
                  rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                           (P) except for the execution of this  Agreement,  and
                  actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                           (Q)  except as set forth in Trinity  Bank  DISCLOSURE
                  SCHEDULE 6.1.2(Q), make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP, the Securities Laws applicable to Trinity Bank, or regulatory accounting principles or by a Bank Regulator;

                           (R) except for the execution of this  Agreement,  and
                  the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Trinity Bank Compensation and Benefit Plan;

                           (S)  except as set forth in Trinity  Bank  DISCLOSURE
                  SCHEDULE 6.1.2(S), make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                           (T)  except as set forth in Trinity  Bank  DISCLOSURE
                  SCHEDULE 6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                           (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice and other than as listed on Trinity Bank DISCLOSURE SCHEDULE 6.1.2(U)) unless Citizens South Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Citizens South;

                           (V)  except as set forth in Trinity  Bank  DISCLOSURE
                  SCHEDULE 6.1.2(V), undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Trinity Bank or any Trinity Bank Subsidiary of more than $100,000 annually, or containing any financial commitment extending beyond 24 months from the date hereof; (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                           (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

                           (Y)  purchase  or sell any  mortgage  loan  servicing
                  rights  other  than  in  the   ordinary   course  of  business
                  consistent with past practice;

                           (Z) issue any communication to employees  relating to
                  post-Closing employment, benefit or compensation information without the prior consent of Citizens South

                  (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Citizens South (which shall not be unreasonably withheld), except for customer communications required by law or in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                           (AA) agree to do any of the foregoing.

         6.2. Current Information.

                  6.2.1. During the period from the date of this Agreement to the Effective Time, Trinity Bank will cause one or more of its representatives to confer with representatives of Citizens South and report the general status of its ongoing operations at such times as Citizens South may reasonably request. Trinity Bank will promptly notify Citizens South of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Trinity Bank or any Trinity Bank Subsidiary. Without limiting the foregoing, senior officers of Citizens South and Trinity Bank shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of Trinity Bank and its Subsidiaries, in accordance with applicable law, and Trinity Bank shall give due consideration to Citizens South's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Citizens South or any Citizens South Subsidiary shall under any circumstance be permitted to exercise control of Trinity Bank or any Trinity Bank Subsidiary prior to the Effective Time.

                  6.2.2. Trinity Bank and Citizens South Bank shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational systems of Trinity Bank to those used by Citizens South Bank, which planning shall include, but not be limited to, discussion of the possible termination by Trinity Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Trinity Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Trinity Bank shall not be obligated to take any such action prior to the Effective Time and, unless Trinity Bank otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. In the event that Trinity Bank takes, at the written request of Citizens South Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Citizens South Bank shall indemnify Trinity Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by Trinity Bank, or a termination of this Agreement under Section
         11.1.7 or 11.1.8.

                  6.2.3. Trinity Bank shall provide Citizens South, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned,
         (iv) all loans ninety (90) days or more past due, and (v) impaired loans as of the end of such month). On a monthly basis, Trinity Bank shall provide Citizens South with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

                  6.2.4. Trinity Bank shall promptly inform Citizens South upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Trinity Bank or any Trinity Bank Subsidiary under any labor or employment law.

         6.3. Access to Properties and Records.

         Subject to Section 12.1, Trinity Bank shall permit Citizens South reasonable access upon reasonable notice to its properties and those of the Trinity Bank Subsidiaries, and shall disclose and make available to Citizens South during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Trinity Bank reasonably determines should be treated as confidential) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Citizens South may have a reasonable interest; provided, however, that Trinity Bank shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Trinity Bank's reasonable judgment, would interfere with the normal conduct of Trinity Bank's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. Trinity Bank shall provide Citizens South with such historical financial information regarding it (and shall request its auditors to provide related audit reports and consents) as Citizens South may reasonably request for Securities Law disclosure purposes. Citizens South shall use commercially reasonable efforts to minimize any interference with Trinity Bank's regular business operations during any such access to Trinity Bank's property, books and records. Trinity Bank and each Trinity Bank Subsidiary shall permit Citizens South, at Citizens South's expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or, to the extent permitted under the applicable lease agreement, occupied by Trinity Bank or any Trinity Bank Subsidiary.

         6.4. Financial and Other Statements.

                  6.4.1. Promptly after the review thereof by the Board of Directors (or any committee) of Trinity Bank, Trinity Bank will furnish to Citizens South copies of each annual, interim or special audit of the books of Trinity Bank and the Trinity Bank Subsidiaries made by its independent accountants and copies of all final internal control reports submitted to Trinity Bank by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of Trinity Bank and the Trinity Bank Subsidiaries made by such accountants.

                  6.4.2. As soon as reasonably available, but in no event later than five business days after such documents are filed with the FDIC under the Exchange Act, Trinity Bank will deliver to Citizens South the Securities Documents filed by it under the Securities Laws applicable to Trinity Bank. Within 25 days after the end of each month, Trinity Bank will deliver to Citizens South a balance sheet and a statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

                  6.4.3. With reasonable promptness, Trinity Bank will furnish to Citizens South such additional financial data that Trinity Bank possesses and as Citizens South may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

         6.5. Maintenance of Insurance.

         Trinity Bank shall use commercially reasonable efforts to maintain, and to cause the Trinity Bank Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by Trinity Bank and the Trinity Bank Subsidiaries and set forth in Trinity Bank DISCLOSURE
SCHEDULE 4.10.3. Trinity Bank will promptly inform Citizens South if Trinity Bank or any Trinity Bank Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

         6.6. Disclosure Supplements.

         From time to time prior to the Effective Time, Trinity Bank will promptly supplement or amend the Trinity Bank DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Trinity Bank DISCLOSURE SCHEDULE or which is necessary to correct any information in such Trinity Bank DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such Trinity Bank DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the Trinity Bank DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

         6.7. Consents and Approvals of Third Parties.

         Trinity Bank shall use all commercially reasonable efforts, and shall cause each Trinity Bank Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Trinity Bank shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

         6.8. All Reasonable Efforts.

         Subject to the terms and conditions herein provided, Trinity Bank agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.9. Failure to Fulfill Conditions.

         In the event that Trinity Bank determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Citizens South.

         6.10. No Solicitation.

         From and after the date hereof until the termination of this Agreement, neither Trinity Bank, nor any Trinity Bank Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by Trinity Bank or any of the Trinity Bank Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage
(including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and Trinity Bank shall notify Citizens South orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which Trinity Bank or any of its Subsidiaries or any of its officers, directors or employees, or, to Trinity Bank's Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of Trinity Bank may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of Trinity Bank from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of Trinity Bank determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to Trinity Bank's shareholders from a financial point of view than the Merger; (B) the Board of Directors of Trinity Bank determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to shareholders under applicable law;

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

(C) such Acquisition Proposal was not solicited by Trinity Bank and did not otherwise result from a breach of this Section 6.10 by Trinity Bank (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) Trinity Bank promptly notifies Citizens South of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Trinity Bank or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that Trinity Bank and Citizens South entered into; and (E) the Trinity Bank Shareholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving Trinity Bank or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Trinity Bank and the Trinity Bank Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Trinity Bank or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.11. Reserves and Merger-Related Costs.

         On or before the Effective Date, to the extent consistent with GAAP, the Securities Laws applicable to Trinity Bank, the rules and regulations of the FDIC, and applicable banking laws and regulations, Trinity Bank shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Trinity Bank to those of Citizens South (as such practices and methods are to be applied to Trinity Bank from and after the Closing Date) and to Citizens South's plans with respect to the conduct of the business of Trinity Bank following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Trinity Bank, provided, however, that Trinity Bank shall not be required to take such action until immediately prior to the Effective Time and only if Citizens South and Citizens South Bank represent to Trinity Bank in writing that all conditions to closing set forth in Section 9.2 have been satisfied or waived (except for the expiration of any applicable waiting periods) and that they are aware of no facts or circumstances that would prevent consummation of the Merger. No accrual or reserve made by Trinity Bank or any Trinity Bank Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2. No action shall be required to be taken by Trinity Bank pursuant to this Section 6.11 if, in the opinion of Trinity Bank's independent auditors, such action would be inconsistent with GAAP.

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

                                  ARTICLE VII
               COVENANTS OF CITIZENS SOUTH AND CITIZENS SOUTH BANK

         7.1. Conduct of Business.

         During the period from the date of this Agreement to the Effective Time, except with the written consent of Trinity Bank, which consent will not be unreasonably withheld, Citizens South and Citizens South Bank will, and it will cause each Citizens South Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect their ability to perform their covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

         7.2. Current Information and Consultation.

         During  the period  from the date of this  Agreement  to the  Effective
Time, Citizens South will cause one or more of its representatives to confer with representatives of Trinity Bank and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as Trinity Bank may reasonably request. Citizens South will promptly notify Trinity Bank, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Citizens South and any Citizens South Subsidiary. Citizens South shall be reasonably responsive to requests by Trinity Bank for access to such information and personnel regarding Citizens South and its Subsidiaries as may be reasonably necessary for Trinity Bank to confirm that the representations and warranties of Citizens South contained herein are true and correct and that the covenants of Citizens South contained herein have been performed in all material respects; provided, however, that Citizens South shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Citizens South's reasonable judgment, would interfere with the normal conduct of Citizens South's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

         7.3. Financial and Other Statements.

         As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Citizens South will deliver to Trinity Bank the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly though the SEC's EDGAR data base. Citizens South will advise Trinity Bank promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Citizens South or any of the Citizens South Subsidiaries.

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

         7.4. Disclosure Supplements.

         From time to time prior to the Effective Time, Citizens South will promptly supplement or amend the Citizens South DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Citizens South DISCLOSURE SCHEDULE or which is necessary to correct any information in such Citizens South DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Citizens South DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article
IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the Citizens South DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

         7.5. Consents and Approvals of Third Parties.

         Citizens South and Citizens South Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         7.6. All Reasonable Efforts.

         Subject to the terms and conditions herein provided, Citizens South agrees to use and agrees to cause Citizens South Bank to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         7.7. Failure to Fulfill Conditions.

         In the event that Citizens South determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Trinity Bank.

         7.8. Employee Benefits.

                  7.8.1. As of or after the Effective Time and at Citizens South's election and subject to the requirements of the Code and ERISA, the Trinity Bank Compensation and Benefit Plans may be continued and maintained separately, consolidated, or terminated. Following the Effective Time, Citizens South shall provide Continuing Employees (as defined in Section 7.8.7 hereof) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Citizens South employees (as of the date any such compensation or benefit is provided). All Trinity Bank Employees who become participants in a Citizens South Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of Trinity Bank or any Trinity Bank Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the Citizens South ESOP, or to the extent that providing such credit would result in a duplication of benefits. This Agreement shall not be construed to limit the ability of Citizens South or Citizens South Bank to terminate the employment of any employee or to review employee benefits programs from time to time, or to make such changes as they deem appropriate, subject to the terms and conditions of such programs, or to terminate any Citizens South Compensation and Benefit Plan.

                  7.8.2. Except as specifically set forth in this Section 7.8, Citizens South shall assume and honor in accordance with their terms those Trinity Bank employment agreements and change-in-control agreements listed in Trinity Bank DISCLOSURE SCHEDULE 4.9.1. The methodology (the "Methodology") for determining the payments to Trinity Bank employees pursuant to such employment agreements and change-in-control agreements if such employees are involuntarily terminated or resign as a result of the occurrence of a "Termination Event" (as defined in the applicable employment or change-in-control agreement) or become entitled to a payment thereunder pursuant to this Agreement, is set forth in Citizens South DISCLOSURE SCHEDULE 7.8.2. Each Trinity Bank employee who is party to such employment agreement or change-in-control agreement shall execute the acknowledgment included in Citizen South DISCLOSURE SCHEDULE 7.8.2 at the time of the execution of this Agreement pursuant to which such employee shall agree to the Methodology. Immediately prior to the Effective Time, Trinity Bank shall pay the amount set forth on Citizens South DISCLOSURE SCHEDULE
         7.8.2 to Dennis Livingston, President and Chief Administrative Officer of Trinity Bank, Charla Kurtz, Chief Financial Officer of Trinity Bank, and Karl Cahoon, Senior Vice President and Business Development Officer at Trinity Bank. At the time the payments to Trinity Bank employees pursuant to such employment agreements and change-in-control agreements are made, each such employee shall each execute a Termination Agreement and Release, in the form set forth in Citizens South DISCLOSURE
         SCHEDULE 7.8.2, acknowledging that no further payments are due under such employment agreements and change-in-control agreements and releasing Trinity Bank and Citizens South, and their respective officers, directors and employees, from any and all claims arising thereunder. Notwithstanding anything herein to the contrary, no payouts shall be made by Citizens South or Trinity Bank pursuant to the existing change-in-control agreement to which Ray Singleton, loan officer of Trinity Bank, is a party.

                  7.8.3. Notwithstanding Section 7.8.2 hereof, concurrent with the execution of this Agreement, Trinity Bank, Citizens South Bank and David C. McGuirt, Trinity Bank's Chief Executive Officer, shall enter into a Supplemental Agreement pursuant to which, effective at the Effective Time, that certain employment agreement by and between Trinity Bank and Mr. McGuirt (the "McGuirt Employment Agreement") shall be terminated. In consideration for the termination of the McGuirt Employment Agreement, the Supplemental Agreement shall provide for certain payments to be made to Mr. McGuirt by Citizens South Bank. Concurrently with the execution of this Agreement, and effective at the Effective Time, Citizens South, Citizens South Bank and Mr. McGuirt also shall enter into a new employment agreement with David McGuirt for a term of two (2) years from the Effective Time in the form included in Citizens South DISCLOSURE SCHEDULE 7.8.3 and a Consulting and Non-Compete Agreement, for a term of two (2) years commencing on the second anniversary of the Effective Time of the Merger, in the form included in Citizens South DISCLOSURE SCHEDULE 7.8.3. Concurrent with the execution of this Agreement, the Supplemental Retirement Plan established by Trinity Bank for

         David C. McGuirt in 2003 for which accruals have been incurred by Trinity Bank from June 2003, shall be frozen and no further accruals (other than interest, at a rate not in excess of the applicable federal long-term rate under Code Section 280G at the Effective Time) shall be made therefor. Prior to the Effective Time, the McGuirt Supplemental Retirement Plan shall be set forth in a written document, in a form satisfactory to Citizens South, which shall (a) comply with Code
         Section 409A, and (b) provide for the payment of ten equal annual installments commencing January 2010 and continuing until January 2019.

                  7.8.4. Concurrent with the execution of this Agreement and effective as of the Effective Time, Citizens South shall enter into a severance and non-compete agreement in the form included in Citizens South DISCLOSURE SCHEDULE 7.8.4 with each of Mr. Livingston and Mr. Singelton. Such severance and non-compete agreement with Mr. Singleton shall be in lieu of and shall supercede the existing change-in-control agreement between Mr. Singleton and Trinity Bank, which shall be cancelled.

                  7.8.5. Citizens South Bank shall pay each employee of Trinity Bank set forth on Trinity Bank DISCLOSURE SCHEDULE 7.8.5 a special, one-time bonus (the "Retention Bonus"), which has been mutually agreed upon by Trinity Bank, Citizens South and Citizens South Bank, and which is designed to encourage such employees to remain employed by Trinity Bank from the date hereof and continue to be employed by Citizens South Bank through the earlier to occur of (i) one month following the conversion of Trinity Bank's data processing and accounting systems to the systems of Citizens South Bank, or (ii) six months after the Closing Date. Unless otherwise mutually agreed by the parties hereto subsequent to the date hereof, the Retention Bonus payable to each such Trinity Bank employee shall be equal to the amount indicated on Trinity Bank DISCLOSURE SCHEDULE 7.8.5 (before taxes and withholding, which shall be required in accordance with applicable law). The payment of a Retention Bonus to any such Trinity Bank employee is contingent in all respects upon such employee remaining employed by Citizens South Bank and performing those duties and tasks assigned to such employee in a diligent, timely and cooperative manner through the earlier to occur of
         (i) one month following the conversion of Trinity Bank's data processing and accounting systems to the systems of Citizens South Bank, or (ii) six months after the Closing Date.

                  7.8.6. Any employee of Trinity Bank at the Effective Time who shall not be offered employment with Citizens South Bank in a substantially similar capacity as such employee served immediately prior to the execution of this Agreement or whose employment with Citizens South is terminated by Citizens South (other than for cause) within six months following the Effective Time shall be paid severance equal to two weeks salary for each 12 month period of continuous service from their date of hire (or in the case of hourly employees, as such hourly rate would translate to an annualized salary), with a minimum of two weeks of severance for employees with less than 12 months of continuous service, provided, however, that such employee shall be required to execute a general release releasing Trinity Bank, Citizens South, and Citizens South Bank from any liability relating to such employee's termination of employment. Notwithstanding anything herein to the contrary, no employee of Trinity Bank who is covered by an employment agreement or change in control agreement which provides severance benefits in connection with a change in control shall receive a benefit pursuant to this Section. Any severance payment shall be subject to tax withholding in accordance with applicable law.

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

                  7.8.7. In the event of any termination of any Trinity Bank health plan or consolidation of any such plan with any Citizens South or Citizens South Bank health plan or to the extent that an employee of Trinity Bank or any Trinity Bank Subsidiary who continues employment with Citizens South or a Citizens South Subsidiary ("Continuing Employee") participates in a Citizens South health plan, Citizens South shall make available to such Continuing Employees and their dependents employer-provided health coverage (including medical, dental, pharmaceutical and/or vision benefits) on the same basis as it provides such coverage to Citizens South employees. Unless a Continuing Employee affirmatively terminates coverage under a Trinity Bank health plan prior to the time that such Continuing Employee becomes eligible to participate in the Citizens South health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Trinity Bank health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Citizens South and their dependents. In the event of a termination or consolidation of any Trinity Bank health plan, terminated Trinity Bank employees and qualified beneficiaries will have the right to continued coverage under group health plans of Citizens South in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any Trinity Bank health plan, or consolidation of any Trinity Bank health plan with any Citizens South health plan, any coverage limitation under the Citizens South health plan due to any pre-existing condition shall be waived by the Citizens South health plan to the degree that such condition was covered by the Trinity Bank health plan and such condition would otherwise have been covered by the Citizens South health plan in the absence of such coverage limitation. All Trinity Bank Employees who cease participating in a Trinity Bank health plan and become participants in a comparable Citizens South health plan shall receive credit for any co-payment and deductibles paid under Trinity Bank's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Citizens South health plan, upon substantiation, in a form satisfactory to Citizens South that such co-payment and/or deductible has been satisfied. Citizens South shall assume the retiree health plan of Trinity Bank and each Trinity Bank Subsidiary and shall have the same rights and obligations thereunder.

         7.9. Directors and Officers Indemnification and Insurance.

                  7.9.1. Citizens South shall maintain, or shall cause Citizens South Bank to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies maintained by Trinity Bank (provided, that Citizens South may substitute therefor policies of at least the same coverage containing terms and conditions which are not substantially less advantageous) with respect to claims arising from matters occurring prior to the Effective Time; provided, however, that in no event shall Citizens South be required to expend in the aggregate pursuant to this Section
         7.9.1 more than $45,000 (the "Maximum Amount"); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Citizens South shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Trinity Bank agrees in order for Citizens South to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

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

                  7.9.2. In addition to Section 7.9.1,  Citizens South shall, to the fullest extent permitted under law, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, employee, director or agent of Trinity Bank (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities, fines or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of Trinity Bank if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent that such Indemnified Persons were entitled to indemnification under North Carolina law and Trinity Bank's Articles of Incorporation and Bylaws, as in effect as of the Effective Time. Citizens South shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by North Carolina law (to the extent not prohibited by Federal law). Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify Citizens South (but the failure so to notify Citizens South shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices Citizens South) and shall, if required by applicable law, deliver to Citizens South the undertaking referred to in the previous sentence.

                  7.9.3. In the event that either Citizens South or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Citizens South shall assume the obligations set forth in this
         Section 7.9.

                  7.9.4.  The  obligations of Citizens South provided under this
         Section 7.9 are intended to be for the benefit of, and enforceable against Citizens South directly by, the Indemnified Parties and their heirs and representatives and shall be binding on all respective successors and permitted assigns of Citizens South. Citizens South shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.9 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law. The provisions of this Section 7.9 shall survive the Effective Time.

         7.10. Stock Listing.

         Citizens South agrees to list on the Nasdaq National Market (or such other national securities exchange on which the shares of the Citizens South Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Citizens South Common Stock to be issued in the Merger.

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         7.11. Stock and Cash Reserve.

         Citizens South agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Citizens South Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

         7.12. Communications to Trinity Bank Employees; Training

         Citizens South and Trinity Bank agree that as promptly as practicable following the execution of this Agreement, meetings with employees of Trinity Bank shall be held at such location as Citizens South and Trinity Bank shall mutually agree, provided that representatives of Citizens South shall be permitted to attend such meetings, to announce the proposed Merger. Citizens South and Trinity Bank shall mutually agree as to the scope and content of all communications to the employees of Trinity Bank regarding the Merger, this Agreement and the transactions contemplated hereunder. At mutually agreed upon times following execution of this Agreement, representatives of Citizens South shall be permitted to meet with the employees of Trinity Bank to discuss employment opportunities with Citizens South, provided that representatives of Trinity Bank shall be permitted to attend any such meeting. From and after the date of this Agreement, Citizens South shall also be permitted to conduct a reasonable number of training sessions outside of normal business hours or at other times as Trinity Bank may agree, with the employees of Trinity Bank and may conduct such training seminars at any branch location of Trinity Bank; provided that Trinity Bank shall not be required to allow such training sessions to the extent, in its reasonable judgment, such activities would interfere with Trinity Bank's normal business operations.

         7.13. Appointment to Citizens South Board of Directors and Citizens South Bank Board of Directors

         The Board of Directors of each of Citizens South and Citizens South Bank shall appoint the individual designated pursuant to Section 2.5 hereof to the Board of Directors, effective as of the Effective Date.


                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

         8.1. Meeting of Shareholders.

                  8.1.1. Trinity Bank will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC and the Proxy Statement/Prospectus is cleared for use by the FDIC, for the purpose of considering this Agreement and the Merger (the "Trinity Bank Shareholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the Trinity Bank Shareholders Meeting, have its Board of Directors recommend approval of this Agreement to the Trinity Bank shareholders; and (iii) cooperate and consult with Citizens South with respect to each of the foregoing matters.

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         The  Board  of  Directors  of  Trinity  Bank  may  fail to make  such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation, only if the Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would be inconsistent with the fiduciary duties of such directors under applicable law.

         8.2. Proxy Statement-Prospectus; Merger Registration Statement.

                  8.2.1. For the purposes (x) of registering Citizens South Common Stock to be offered to holders of Trinity Bank Common Stock in connection with the Merger with the SEC under the Securities Act and
         (y) of holding the Trinity Bank Shareholders Meeting, Citizens South shall draft and prepare, and Trinity Bank shall cooperate in the preparation of, the Merger Registration Statement, including the proxy statement and prospectus satisfying all applicable requirements of applicable state and federal securities and banking laws, including the Securities Act and the Exchange Act, and the rules and regulations of the SEC and the FDIC thereunder (such proxy statement and prospectus in the form mailed by Trinity Bank to the Trinity Bank shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus"). Citizens South shall provide Trinity Bank and its counsel with appropriate opportunity to review and comment on the Proxy Statement/Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or the FDIC or any amendments are filed with the SEC or the FDIC. Citizens South shall file the Merger Registration Statement, including the Proxy Statement/Prospectus, with the SEC, and Trinity Bank shall file the Proxy Statement/Prospectus with the FDIC. Each of Citizens South and Trinity Bank shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act and cleared for use by the FDIC as promptly as practicable after such filing, and Trinity Bank shall thereafter promptly mail the Proxy Statement/Prospectus to its shareholders. Citizens South shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Trinity Bank shall furnish all information concerning Trinity Bank and the holders of Trinity Bank Common Stock as may be reasonably requested in connection with any such action.

                  8.2.2. Citizens South shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Citizens South will advise Trinity Bank promptly after Citizens South receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Citizens South Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Citizens South will provide Trinity Bank with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Trinity Bank may reasonably request.

                  8.2.3. Trinity Bank and Citizens South shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration

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         Statement  contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Trinity Bank shall cooperate with Citizens South in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Citizens South shall file an amended Merger Registration Statement with the SEC, and each of Trinity Bank and Citizens South shall mail an amended Proxy Statement-Prospectus to Trinity Bank's shareholders.

         8.3. Regulatory Approvals.

         Each of Trinity Bank and Citizens South will cooperate with the other and use all reasonable efforts to promptly prepare and as soon as practicable following the date hereof, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FDIC, and the Commissioner and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Trinity Bank and Citizens South will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of Trinity Bank or Citizens South to any Bank Regulator or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Trinity Bank shall have the right to review and approve in advance all characterizations of the information relating to Trinity Bank and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Trinity Bank and Citizens South shall each furnish to the other and its counsel for review and comment a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

         8.4. Affiliates.

                  8.4.1. Trinity Bank shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Trinity Bank to deliver to Citizens South, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the Trinity Bank Shareholders Meeting, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Citizens South Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

         9.1. Conditions to Each Party's Obligations under this Agreement.

         The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

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

                  9.1.1.   Stockholder   Approval.   This   Agreement   and  the
         transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Trinity Bank.

                  9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  9.1.3. Regulatory Approvals. All Regulatory Approvals required to complete the Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

                  9.1.4.  Effectiveness of Merger  Registration  Statement.  The
         Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Citizens South Common Stock in the Merger is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner. The Proxy Statement/Prospectus shall have been cleared for use by the FDIC.

                  9.1.5. Nasdaq Listing. The shares of Citizens South Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

                  9.1.6. Tax Opinions. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Citizens South shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Citizens South, and Trinity Bank shall have received an opinion of Helms Mulliss & Wicker, PLLC, reasonably acceptable in form and substance to Trinity Bank, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

                           (A) The Merger,  when  consummated in accordance with
                  the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of
                  Section 368(a) of the Code;

                           (B) No gain or loss will be  recognized  by  Citizens
                  South, Citizens South Bank or Trinity Bank by reason of the Merger;

                           (C) The exchange of Citizens  South Common Stock,  to
                  the extent exchanged for Trinity Bank Common Stock, will not give rise to the recognition of gain or loss for Federal income tax purposes to the shareholders of Trinity Bank;

                           (D) The basis of the  Citizens  South Common Stock to
                  be received (including any fractional shares deemed received for tax purposes) by a Trinity Bank stockholder

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

                  will be the same as the basis of the Trinity Bank Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such Trinity Bank stockholder as a result of the Merger and decreased by any cash received by such Trinity Bank stockholder in the Merger; and

                           (E) The  holding  period of the  shares  of  Citizens
                  South Common Stock to be received by a stockholder of Trinity Bank will include the period during which the stockholder held the shares of Trinity Bank Common Stock surrendered in exchange therefore, provided the Trinity Bank Common Stock surrendered is held as a capital asset at the Effective Time.

         9.2. Conditions to the Obligations of Citizens South and Citizens South Bank under this Agreement.

         The obligations of Citizens South and Citizens South Bank under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

                  9.2.1. Representations and Warranties. Each of the representations and warranties of Trinity Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of the date of this Agreement or another date, which only need be true and correct as of such date, and except for Section 4.3.1 and Trinity Bank DISCLOSURE SCHEDULE 3.4, which shall be updated as of the Effective
         Time), in any case subject to the standard set forth in Section 4.1; and Trinity Bank shall have delivered to Citizens South a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Trinity Bank and dated as of the Effective Time.

                  9.2.2. Agreements and Covenants. Trinity Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Citizens South shall have received a certificate signed on behalf of Trinity Bank by the Chief Executive Officer and Chief Financial Officer of Trinity Bank to such effect dated as of the Effective Time.

                  9.2.3. Regulatory Conditions. No Regulatory Approval required for consummation the Merger includes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that could reasonably be expected by Citizens South to result in a Material Adverse Effect on Citizens South and its Subsidiaries, taken as a whole.

                  9.2.4. Dissenting Shares. As of immediately prior to the Effective Time, not more than 5% of the issued and outstanding shares of Trinity Bank Common Stock shall have dissented to the Merger under North Carolina law, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of Trinity Bank Common Stock under North Carolina Law.

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

                  9.2.5. Permits, Authorizations, Etc. Trinity Bank shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on Citizens South and its Subsidiaries, taken as a whole.

         9.3. Conditions to the Obligations of Trinity Bank under this Agreement.

         The obligations of Trinity Bank under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

                  9.3.1. Representations and Warranties. Each of the representations and warranties of Citizens South and Citizens South Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of the date of this Agreement or another date, which only need be true and correct as of such date), in any case subject to the standard set forth in Section 5.1; and Citizens South and Citizens South Bank shall have delivered to Trinity Bank a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of each of Citizens South and Citizens South Bank and dated as of the Effective Time.

                  9.3.2. Agreements and Covenants. Citizens South and Citizens South Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Trinity Bank shall have received a certificate signed on behalf of Citizens South and Citizens South Bank by the Chief Executive Officer and Chief Financial Officer of each of Citizens South and Citizens South Bank to such effect dated as of the Effective Time.

                  9.3.3. Permits, Authorizations, Etc. Citizens South and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on Citizens South and its Subsidiaries, taken as a whole.

                  9.3.4. Payment of Merger Consideration. Citizens South shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Trinity Bank with a certificate evidencing such delivery.

                                   ARTICLE X
                                   THE CLOSING

         10.1. Time and Place.

         Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by Citizens South, in its sole discretion, upon five (5) days prior written notice to Trinity Bank, but in no event later than fifteen (15) days after the last condition precedent (other than those

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conditions that relate to actions to be taken at the Closing, but subject to the fulfillment or waiver of those conditions) pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Citizens South and Trinity Bank mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

         10.2. Deliveries at the Pre-Closing and the Closing.

         At the Pre-Closing there shall be delivered to Citizens South and Trinity Bank the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Citizens South shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

         11.1. Termination.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of Trinity
Bank:

                  11.1.1. At any time by the mutual written agreement of Citizens South, Citizens South Bank and Trinity Bank;

                  11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
         Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under
         Section 9.2.1 (in the case of a breach of a representation or warranty by Trinity Bank) or Section 9.3.1 (in the case of a breach of a representation or warranty by Citizens South or Citizens South Bank);

                  11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section

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

         9.2.2 (in the case of a breach of covenant by Trinity  Bank) or Section
         9.3.2 (in the case of a breach of covenant by Citizens South or Citizens South Bank);

                  11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Citizens South and Trinity Bank; provided, that no party may terminate this Agreement pursuant to this
         Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                  11.1.5. By either party, if the shareholders of Trinity Bank shall have voted at the Trinity Bank Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions;

                  11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

                  11.1.7. By the Board of Directors of Citizens South if Trinity Bank has received a Superior Proposal and the Board of Directors of Trinity Bank has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Citizens South;

                  11.1.8. By the Board of Directors of Trinity Bank if Trinity Bank has received a Superior Proposal and the Board of Directors of Trinity Bank has made a determination to accept such Superior Proposal; provided that Trinity Bank shall not terminate this Agreement pursuant to this Section 11.1.8 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Citizens South's receipt of written notice advising Citizens South that Trinity Bank has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether Trinity Bank intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, Trinity Bank shall provide a reasonable opportunity to Citizens South and Citizens South Bank during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable Trinity Bank to proceed with the Merger on such adjusted terms; or

                  11.1.9. By the Board of Directors of Trinity Bank if the average of the daily closing sales prices of a share of Citizens South Common Stock for the consecutive five-day trading period immediately preceding the Determination Date is less than 60% of the closing sales price of a share of Citizens South Common Stock on the date of this Agreement. For the purposes of this Section 11.1.9, the "Determination Date" shall mean the date on which the last approval, consent or waiver of any governmental entity required to permit consummation of the transactions contemplated by this Agreement is received, without regard to any requisite waiting period in respect thereof. For the purposes of this
         Section 11.1.9, closing sales prices shall be those prices reported on the Nasdaq National Market (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

         11.2. Effect of Termination.

                  11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, 12.11, 12.12 and
         any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                           (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Notwithstanding the foregoing, the costs and expenses of printing and mailing the Proxy Statement-Prospectus, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Citizens South and Trinity Bank.

                           (B) In the event of a termination  of this  Agreement
                  because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                           (C) As a condition of Citizens  South's  willingness,
                  and in order to induce Citizens South, to enter into this Agreement, and to reimburse Citizens South for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Trinity Bank hereby agrees to pay Citizens South, and Citizens South shall be entitled to payment of, a fee of $1,250,000 (the "Fee"), within three business days after written demand for payment is made by Citizens South, following the occurrence of any of the events set forth below:

                                    (i) Trinity Bank  terminates  this Agreement
                           pursuant to Section 11.1.8 or Citizens South terminates this Agreement pursuant to Section 11.1.7; or

                                    (ii)   The   entering   into  a   definitive
                           agreement by Trinity Bank relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Trinity Bank within twelve months after the occurrence of any of the following: (i) the termination of this Agreement by Citizens South pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by Trinity Bank or any Trinity Bank Subsidiary after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to Trinity Bank; or (ii) the termination of this Agreement by Citizens South or Trinity Bank pursuant to Section 11.1.5 because of the failure of the shareholders of Trinity Bank to approve this Agreement at the Trinity Bank Shareholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the shareholders of Trinity Bank.

                           (D) If demand for payment of the Fee is made pursuant
                  to Section 11.2.2(C) and payment is timely made, then Citizens South will not have any other rights or claims against Trinity Bank or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Citizens South against
                  Trinity Bank and its Subsidiaries and their respective officers and directors.

         11.3. Amendment, Extension and Waiver.

         Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Trinity Bank), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Trinity Bank, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to Trinity Bank's shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1. Confidentiality.

         Except as specifically set forth herein, Citizens South, Citizens South Bank and Trinity Bank mutually agree to be bound by the terms of the confidentiality provisions of the confidentiality agreements (the "Confidentiality Agreements") previously executed by the parties hereto, which requirements as to confidentiality are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with all of their terms upon the termination of this Agreement.

         12.2. Public Announcements.

         Trinity Bank, Citizens South and Citizens South Bank shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement. The parties will provide each other the opportunity to review and comment on any press release or other public announcements related to the Merger and shall not issue any news release, or other public announcement or communication with respect to this Agreement prior to such consultation; provided, however, that nothing in this
Section 12.2 shall be deemed to prohibit any party from making any disclosure which it reasonably believes, after having consulted with and considered the advice of its counsel, is necessary in order to satisfy such party's disclosure obligations under the Securities Laws.

         12.3. Survival.

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for Section 7.9 and those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

         12.4. Notices.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by facsimile, receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

          If to Trinity Bank, to:         David C. McGuirt
                                          Chief Executive Officer
                                          Trinity Bank
                                          310 West Franklin Street
                                          Monroe, North Carolina  28112-4704
                                          Fax:  (704) 296-9682

          With required copies to:        Boyd C. Campbell, Jr., Esq.
                                          Helms Mulliss & Wicker, PLLC
                                          201 North Tryon Street
                                          Charlotte, North Carolina 28202-1187
                                          Fax: (704) 343-2300

          If to Citizens South, to:       Kim S. Price
                                          President and Chief Executive Officer
                                          Citizens South Banking Corporation
                                          519 South New Hope Road
                                          Gastonia, North Carolina  28054-4040
                                          Fax: (704) 852-5440

          With required copies to:        John J. Gorman, Esq.
                                          Luse Gorman Pomerenk & Schick, P.C.
                                          5335 Wisconsin Avenue, N.W., Suite 400
                                          Washington, D.C. 20015
                                          Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

         12.5. Parties in Interest.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and that (except as provided in Article III and Section 7.9) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6. Complete Agreement.

         This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the applicable provisions of the Confidentiality Agreements referred to in Section 12.1) between the parties, both written and oral, with respect to its subject matter.

         12.7. Counterparts.

         This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or a .PDF scan of a signature page shall be deemed to be an original signature page.

         12.8. Severability.

         In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9. Governing Law.

         This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

         12.10. Interpretation.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         12.11. Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         12.12. Waiver of Trial by Jury.

         The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or rising out of, under, or in connection with this agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

         IN WITNESS WHEREOF, Citizens South, Citizens South Bank and Trinity Bank have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                    CITIZENS SOUTH BANKING CORPORATION


Dated: May 25, 2005                 By:    /s/ Kim S. Price
                                           -------------------------------------
                                    Name:  Kim S. Price
                                    Title: President and Chief Executive Officer

                                    CITIZENS SOUTH BANK


Dated: May 25, 2005                 By:    /s/ Kim S. Price
                                           -------------------------------------
                                    Name:  Kim S. Price
                                    Title: President and Chief Executive Officer

                                    TRINITY BANK


Dated: May 25, 2005                 By:    /s/ David C. McGuirt
                                           -------------------------------------
                                    Name:  David C. McGuirt
                                    Title: Chief Executive Officer

                                    EXHIBIT A

                                VOTING AGREEMENT


May 25, 2005

Citizens South Banking Corporation
519 South New Hope Road
Gastonia, North Carolina  28054

Gentlemen:

         Citizens South Banking Corporation ("Citizens South"), Citizens South Bank and Trinity Bank have entered into an Agreement and Plan of Merger dated as of May 25, 2005 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Trinity Bank will merge with and into Citizens South Bank, with Citizens South Bank surviving the merger (the "Merger"); and (b) shareholders of Trinity Bank will receive common stock of Citizens South and/or cash, as stated in the Merger Agreement. Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

         Citizens South has requested, as a condition to its execution and delivery to Trinity Bank of the Merger Agreement, that the undersigned, being directors and executive officers of Trinity Bank, execute and deliver to Citizens South this Letter Agreement.

         Each of the undersigned, in order to induce Citizens South to execute and deliver to Trinity Bank the Merger Agreement, and intending to be legally bound, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Trinity Bank called to vote for approval of the Merger Agreement and the Merger so that all shares of common stock of Trinity Bank over which the undersigned, or a member of the undersigned's immediate family living in the same home, now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Trinity
Bank), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Trinity Bank, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Trinity Bank, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of Trinity Bank on or prior to the date of the meeting of Trinity Bank shareholders to vote on the Merger

Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Code, a lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Letter Agreement;

         (d) Agrees in accordance with Section 6.10 of the Merger Agreement not to solicit, initiate or engage in any negotiations or discussions with any party other than Citizens South with respect to an Acquisition Proposal, except as otherwise permitted by Section 6.10;

         (e) Agrees in accordance with Section 3.4 of the Merger Agreement not to sell, assign, transfer or otherwise dispose of any Trinity Bank Option from the date hereof through the Effective Date, and further agrees in accordance with Section 3.4 of the Merger Agreement to accept the Option Payment as full consideration for such director's Trinity Bank Options; and

         (f) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

         The undersigned intend to be legally bound hereby.


                                        Sincerely,


                                        ----------------------------------------
                                        Name


                                        ----------------------------------------
                                        Title

                                    EXHIBIT B

                               AFFILIATE AGREEMENT


May 25, 2005

Citizens South Banking Corporation
519 South New Hope Road
Gastonia, North Carolina  28054

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Trinity Bank, a North Carolina bank ("Trinity Bank"), for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Citizens South Banking Corporation ("Citizens South"), Citizens South Bank and Trinity Bank have entered into an Agreement and Plan of Merger, dated as of May 25, 2005 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Citizens South ("Citizens South Common Stock") in exchange for my shares of common stock, par value $3.50 per share, of Trinity Bank ("Trinity Bank Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement." Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

         I represent and warrant to, and agree with, Citizens South as follows:

         1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Citizens South Common Stock that I may receive pursuant to the Merger, to the extent I felt necessary, with my counsel or counsel for Trinity Bank.

         2. I have been advised that any issuance of shares of Citizens South Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of Trinity Bank at the time the Merger will be submitted for a vote of the shareholders of Trinity Bank and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless
(i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (3) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Citizens South, such disposition of such shares is otherwise exempt from registration under the Securities Act.

         3. I understand and agree that stop transfer instructions will be given to the transfer agent of Citizens South with respect to the shares of Citizens South Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with Rule 145(d) or an effective registration statement or exemption from registration under the Securities Act.

         4. Citizens South reserves the right to put an appropriate legend on the certificate issued to my transferee unless (i) a transfer of my shares of the Citizens South Common Stock is a sale made in conformity with the provisions of Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, or (ii) I shall have delivered to Citizens South an opinion of counsel reasonably satisfactory to Citizens South to the effect that such legend is not required for purposes of the Securities Act.

         5. I recognize  and agree that the foregoing  provisions  also apply to
(i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

         6. I understand and agree that Citizens South is under no obligation to register under the Securities Act the sale, transfer or other disposition of the shares of Citizens South that I receive as a result of the Merger.

         7. I further recognize that in the event I become a director or officer of Citizens South upon consummation of the Merger, any sale of Citizens South Common Stock by me may subject me to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         8. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of Trinity Bank as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Citizens South of an opinion of counsel in form and substance reasonably satisfactory to Citizens South, or other evidence reasonably satisfactory to Citizens South, to the effect that a transfer of my shares of Citizens South Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of Citizens South Common Stock upon (i) expiration of the restrictive period set forth in Rule 145(d)(2), so long as Citizens South is then in compliance with SEC Rule 144(c), or the restrictive period set forth in Rule 145(d)(3) or (ii) if Citizens South shall have received an opinion of counsel in form and substance reasonably satisfactory to Citizens South, or other evidence satisfactory to Citizens South that a transfer of my shares of the Citizens South Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), made pursuant to an effective registration statement under the Securities Act or made pursuant to an exemption from registration under the Securities Act.

                                    * * * * *

         By acceptance hereof, Citizens South agrees that, for a period of two years after the effective time of the Merger, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer Citizens South Common Stock issued to me in the Merger.

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representatives and successors.

                                           Very truly yours,

                                           Signature


                                          --------------------------------------
                                          Name (Please Print)


Accepted as of the date first above written

Citizens South Banking Corporation


By:
   --------------------------------------------------
    Name:
    Title:









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